                                                                   EXHIBIT 10.4



                                CREDIT AGREEMENT


                                     Between


                 U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION


                                       and


                             APEX PC SOLUTIONS, INC.





                          Dated as of December 28, 1995

                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1   Terms Defined . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2   Accounting Terms. . . . . . . . . . . . . . . . . . . . . . .  9
     1.3   Rules of Construction . . . . . . . . . . . . . . . . . . . .  9
     1.4   Incorporation of Recitals and Exhibits. . . . . . . . . . . .  9

ARTICLE II.  REVOLVING LOAN. . . . . . . . . . . . . . . . . . . . . . .  9
     2.1   Loan Commitment . . . . . . . . . . . . . . . . . . . . . . .  9
     2.2   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . 10
     2.3   Revolving Note. . . . . . . . . . . . . . . . . . . . . . . . 10
     2.4   Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . 10
     2.5   Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.6   Revolving Loan Fee. . . . . . . . . . . . . . . . . . . . . . 10
     2.7   Borrowing Base. . . . . . . . . . . . . . . . . . . . . . . . 10
     2.8   Letters of Credit . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE III.  TERM LOAN. . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.1   Loan Commitment . . . . . . . . . . . . . . . . . . . . . . . 12
     3.2   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . 12
     3.3   Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.4   Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . 12
     3.5   Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.6   Term Loan Fees. . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE IV.  GENERAL PROVISIONS APPLICABLE TO THE LOANS. . . . . . . . . 13
     4.1   Fundings. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     4.2   Manner of Payment . . . . . . . . . . . . . . . . . . . . . . 14
     4.3   Statements. . . . . . . . . . . . . . . . . . . . . . . . . . 14
     4.4   Book Entry Loan Account . . . . . . . . . . . . . . . . . . . 14
     4.5   Computations of Interest. . . . . . . . . . . . . . . . . . . 15
     4.6   Default Interest. . . . . . . . . . . . . . . . . . . . . . . 15
     4.7   Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . 15
     4.8   Late Charge . . . . . . . . . . . . . . . . . . . . . . . . . 15
     4.9   Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . 15
     4.10  Extensions, Renewals, and Modifications . . . . . . . . . . . 15
     4.11  Basis for Determining Interest Rate Inadequate or Illegal . . 16
     4.12  Interest Cost . . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE V.  CONDITIONS PRECEDENT FOR FUNDINGS UNDER THE LOANS. . . . . . 17
     5.1   Conditions Precedent for Initial Funding. . . . . . . . . . . 17

     5.2   Conditions Precedent to Each Subsequent Funding . . . . . . . 19

ARTICLE VI.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . 19
     6.1   Financial Data. . . . . . . . . . . . . . . . . . . . . . . . 20
     6.2   Licenses and Permits. . . . . . . . . . . . . . . . . . . . . 21
     6.3   Maintenance of Properties . . . . . . . . . . . . . . . . . . 21
     6.4   Payment of Charges. . . . . . . . . . . . . . . . . . . . . . 21
     6.5   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     6.6   Maintenance of Records. . . . . . . . . . . . . . . . . . . . 22
     6.7   Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     6.8   Hazardous Substances. . . . . . . . . . . . . . . . . . . . . 22
     6.9   Corporate Existence . . . . . . . . . . . . . . . . . . . . . 23
     6.10  Notice of Disputes and Other Matters. . . . . . . . . . . . . 23
     6.11  Exchange of Note. . . . . . . . . . . . . . . . . . . . . . . 24
     6.12  Maintenance of Liens. . . . . . . . . . . . . . . . . . . . . 24
     6.13  Other Agreements. . . . . . . . . . . . . . . . . . . . . . . 24
     6.14  After-Acquired Collateral . . . . . . . . . . . . . . . . . . 25
     6.15  Further Assurances. . . . . . . . . . . . . . . . . . . . . . 25
     6.16  Maintenance of Bank Accounts. . . . . . . . . . . . . . . . . 25

ARTICLE VII.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . 25
     7.1   Dividends and Distributions . . . . . . . . . . . . . . . . . 25
     7.2   Transactions with Affiliates. . . . . . . . . . . . . . . . . 26
     7.3   Other Indebtedness. . . . . . . . . . . . . . . . . . . . . . 26
     7.4   Leases and Leasebacks . . . . . . . . . . . . . . . . . . . . 26
     7.5   Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     7.6   Advances and Loans. . . . . . . . . . . . . . . . . . . . . . 27
     7.7   Investments . . . . . . . . . . . . . . . . . . . . . . . . . 27
     7.8   Consolidation, Merger, and Sale of Assets . . . . . . . . . . 27
     7.9   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . 28
     7.10  Type of Business. . . . . . . . . . . . . . . . . . . . . . . 28
     7.11  Change of Chief Executive Office or Name. . . . . . . . . . . 28
     7.12  Change in Documents . . . . . . . . . . . . . . . . . . . . . 28
     7.13  Control . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     7.14  Pension Plan. . . . . . . . . . . . . . . . . . . . . . . . . 28
     7.15  Debt Service Coverage . . . . . . . . . . . . . . . . . . . . 28
     7.16  Funded Debt Coverage Ratio. . . . . . . . . . . . . . . . . . 29
     7.17  Working Capital . . . . . . . . . . . . . . . . . . . . . . . 29
     7.18  Limitation on Capital Expenditures. . . . . . . . . . . . . . 29
     7.19  Subordinated Debt . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE VIII.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . 29
     8.1   Corporate Status. . . . . . . . . . . . . . . . . . . . . . . 29
     8.2   Power and Authority . . . . . . . . . . . . . . . . . . . . . 29

     8.3   No Violation of Agreements. . . . . . . . . . . . . . . . . . 30
     8.4   Recording and Enforceability. . . . . . . . . . . . . . . . . 30
     8.5   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 30
     8.6   Good Title to Properties. . . . . . . . . . . . . . . . . . . 30
     8.7   Licenses and Permits. . . . . . . . . . . . . . . . . . . . . 31
     8.8   Properties in Good Condition. . . . . . . . . . . . . . . . . 31
     8.9   Financial Statements. . . . . . . . . . . . . . . . . . . . . 31
     8.10  Outstanding Indebtedness. . . . . . . . . . . . . . . . . . . 31
     8.11  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     8.12  License Fees. . . . . . . . . . . . . . . . . . . . . . . . . 32
     8.13  Trademarks, Patents, Et . . . . . . . . . . . . . . . . . . . 32
     8.14  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . 32
     8.15  Regulations U and X . . . . . . . . . . . . . . . . . . . . . 32
     8.16  Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     8.17  Condition of Property . . . . . . . . . . . . . . . . . . . . 32
     8.18  Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE IX.  EVENTS OF DEFAULT; REMEDIES . . . . . . . . . . . . . . . . 33
     9.1   Events of Default . . . . . . . . . . . . . . . . . . . . . . 33
     9.2   Acceleration; Remedies. . . . . . . . . . . . . . . . . . . . 35

ARTICLE X.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 36
     10.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     10.2  Payment of Expenses . . . . . . . . . . . . . . . . . . . . . 36
     10.3  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     10.4  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     10.5  Entire Agreement and Amendments . . . . . . . . . . . . . . . 37
     10.6  Benefit of Agreement. . . . . . . . . . . . . . . . . . . . . 37
     10.7  Severability. . . . . . . . . . . . . . . . . . . . . . . . . 38
     10.8  Descriptive Headings. . . . . . . . . . . . . . . . . . . . . 38
     10.9  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 38
     10.10 Consent to Jurisdiction, Service, and Venue . . . . . . . . . 38
     10.11 Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . 38
     10.12 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 39
     10.13 Statutory Notice. . . . . . . . . . . . . . . . . . . . . . . 39

                                    EXHIBITS



Exhibit A --   Revolving Note, Section 2.3

Exhibit B --   Term Note, Section 3.3

Exhibit C --   Prepayment Formula, Section 4.9

Exhibit D --   Security Agreement, Section 5.1(b)

Exhibit E --   Subordination Documents, Section 5.1(d)

Exhibit F --   Opinion of Counsel, Section 5.1(e)

Exhibit G --   Board Resolution and Incumbency Certificate, Section 5.1(i)

Exhibit H --   Existing Liens, Section 7.5

Exhibit I --   Schedule of Trademarks, Trade Names, Service Marks, Patents and
               Applications, Section 8.13

                                CREDIT AGREEMENT


          This credit agreement is made and entered into as of the 28th day of December, 1995, by and between U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, a national banking association ("U. S. Bank"), and APEX PC SOLUTIONS, INC., a Washington corporation ("Borrower"). Words and phrases with initial capitalized letters have the meanings assigned in ARTICLE I of this Agreement.


                                R E C I T A L S :

          A. U. S. Bank is a national banking association with its principal place of business in Seattle, Washington. Borrower is a corporation formed and existing under the laws of the state of Washington and is engaged in the business of manufacturing and distributing specialized cabinets and concentrator switches that allow users to access different computers with different computer platforms and applications from a single keyboard and monitor.


          B. Borrower has requested U. S. Bank to extend to Borrower an operating line of credit in the amount of $3,000,000 and a term loan to Borrower in the amount of $6,000,000.

          C. U. S. Bank is ready, able, and willing to extend such credit facilities to Borrower on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:


                             ARTICLE I.  DEFINITIONS

          1.1 TERMS DEFINED. As used herein, the following terms have the meanings set forth below:

          "Affiliate" means a Person that now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Borrower. A Person shall be deemed to control a corporation or partnership if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management of such corporation or partnership, whether through the ownership of voting securities, by contract, or otherwise.

          "Agreement" means this credit agreement and includes all amendments to this Agreement.

          "Applicable Law" means all applicable provisions and requirements of all (a) constitutions, statutes, ordinances, rules, regulations, standards, orders, and directives of any Governmental Bodies, (b) Governmental Approvals, and (c) orders, decisions, decrees, judgments, injunctions, and writs of all courts and arbitrators, whether such Applicable Laws presently exist, or are modified, promulgated, or implemented after the date hereof.

          "Applicable Margin" means:

          (a) With respect to the Term Loan (i) 1.5 percent per annum for Prime Rate Borrowings, and (ii) 2.75 percent per annum for IBOR Rate Borrowings; and

          (b) With respect to the Revolving Loan from the date of the initial Funding through May 15, 1996, (i) 1.5 percent per annum for Prime Rate Borrowings, and (ii) 2.75 percent per annum for IBOR Rate Borrowings. With respect to the Revolving Loan commencing May 16, 1996, and thereafter, the Applicable Margin shall be adjusted 45 days after the end of each fiscal quarter of Borrower by reference to the following matrix and based upon Borrower's financial statements for the preceding fiscal quarter; PROVIDED, however, if Borrower has not delivered to U. S. Bank its financial statements for the previous fiscal quarter by the Applicable Margin adjustment date, the Applicable Margin for the Revolving Loan from such interest rate adjustment date until the next Applicable Margin adjustment date shall be 1.5 percent per annum for Prime Rate Borrowings, and 2.75 percent per annum for IBOR Rate Borrowings:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     FUNDED DEBT                PRIME RATE            IBOR RATE BORROWING
   COVERAGE RATIO AS             BORROWING              APPLICABLE MARGIN
   OF THE END OF THE         APPLICABLE MARGIN
    PREVIOUS FISCAL
        QUARTER
--------------------------------------------------------------------------------
   Less than or equal               1.00%                      2.25%
      to .75:1.00
--------------------------------------------------------------------------------
      Greater than                  1.25%                      2.50%
   .75:1.0 and less
   than or equal to
        1.00:1.00
--------------------------------------------------------------------------------
      Greater than           1.50%* (or default          2.75% * (or default
       1.00:1.00            rate, if applicable)         rate, if applicable)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
* The parties acknowledge that commencing with Borrower's fiscal quarter ending December 31, 1996, it shall constitute an Event of Default if the Funded Debt Coverage Ratio is greater than 1.0:1.0 as of the end of any fiscal quarter of Borrower, and accordingly at any such time the default interest rate provided for in this Agreement will, at the option of U. S. Bank, be applicable.

          "Borrower" means Apex PC Solutions, Inc., a Washington corporation, and its successors.

          "Borrowing Base" has the meaning set forth in SECTION 2.7 herein.

          "Borrowing Notice" has the meaning set forth in SECTION 4.1(A) herein.

          "Britannia" means Britannia Holdings Limited.

          "Business Day" means any day except a Saturday, Sunday, or other day on which national banks in the state of Washington are authorized or required by law to close.

          "Capital Expenditures" means the aggregate amount of capital expenditures of Borrower as determined in accordance with generally accepted accounting principles, including leases that are or should be capitalized pursuant to generally accepted accounting principles.

          "Cash Flow" means Borrower's net income (after taxes) for the relevant period, subject to the following adjustments:

     (a) There shall be added to net income: (i) charges against income consisting of depreciation of real and personal property and amortization, and
(ii) interest expense; and

     (b) There shall be deducted from net income: (i) revenues derived from sources other than continuing operations, such as net gains from sales of capital assets, restoration to contingency reserves, collection of proceeds of life insurance policies, write-up of assets, or gains from the sale, acquisition, or retirement of securities, (ii) cash paid by Borrower during the relevant period for Capital Expenditures, which cash does not constitute proceeds of Capital Expenditure loans made to Borrower, and (iii) dividends and distributions paid to Borrower's shareholders.

          "Claims" has the meaning set forth in SECTION 10.11 herein.

          "Collateral" means all the property, real or personal, tangible or intangible, now owned or hereafter acquired, in which U. S. Bank has been or is to be granted a security interest by Borrower or any other Person, to secure the Indebtedness of Borrower to U. S. Bank.

          "Debt Service" means, as of the last day of the relevant period, the current portion of long-term Indebtedness of Borrower, including the current portion of capitalized leases, plus interest expense for the relevant period.

          "Debt Service Coverage Ratio" means the ratio of Cash Flow to Debt Service.


          "Default" means any condition or event that constitutes an Event of Default or with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosure Schedule" means the disclosure schedule attached as an exhibit to the Stock and Note Purchase Agreement.

          "Eligible Accounts Receivable" means the accounts receivable of Borrower excluding the following: (a) accounts receivable that have been outstanding in excess of 60 days past due, (b) all accounts receivable from any single customer of Borrower if 25 percent or more of such customer's accounts owed to Borrower are in excess of 60 days past due, (c) accounts receivable due from officers, employees, or Affiliates of Borrower, (d) accounts receivable that are partially or wholly subject to the right of setoff (other than accounts receivable from Fortune 500 companies or their affiliates that are subject to rights of setoff related to returns of merchandise to Borrower or warranty claims against Borrower), (e) accounts receivable resulting from COD sales, finance charges, and consignments, (f) accounts receivable due from Persons not residents of the United States (other than accounts receivable from affiliates of Fortune 500 companies), (g) accounts receivable due from the federal government(1) (h) accounts receivable that constitute any retainage,
(i) accounts receivable that constitute dated billings and (j) accounts receivable in which any Person other than U. S. Bank has a security interest. Notwithstanding the foregoing, "Eligible Accounts Receivable" shall not include any accounts receivable unless and until U. S. Bank holds a first, valid, binding perfected security interest in any such accounts receivable.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" has the meaning set forth in SECTION 9.1 herein.

          "Excess Cash Flow" means Borrower's net income (after taxes) for the relevant period, subject to the following adjustments:

-------------------
     (1) The parties acknowledge that Borrower has one or more contracts to supply products to the General Services Administration and therefore has accounts receivable from the federal government. While such accounts receivable do not constitute Eligible Accounts Receivable under the current definition of such term, upon Borrower's request,
          U. S. Bank agrees to negotiate with Borrower in good faith with respect to the terms and conditions for including such accounts receivable in Eligible Accounts Receivable.

     (a) There shall be added to net income charges against income consisting of depreciation of real and personal property and amortization; and

     (b) There shall be deducted from net income: (i) revenues derived from sources other than continuing operations, such as net gains from sales of capital assets, restoration to contingency reserves, collection of proceeds of life insurance policies, write-up of assets, or gains from the sale, acquisition, or retirement of securities, (ii) cash paid by Borrower during the relevant period for Capital Expenditures, which cash does not constitute proceeds of Capital Expenditure loans made to Borrower, and (iii) an amount equal to the current portion of Borrower's long-term Indebtedness, including the current portion of capitalized leases.

          "Funded Debt" means any Indebtedness of Borrower that requires scheduled principal reduction payments and in any event shall include the Term Loan and capitalized leases, but shall excluded Subordinated Debt.

          "Funded Debt Coverage Ratio" means the ratio of Funded Debt as of the last day of the relevant period to Cash Flow for the relevant period. For purposes of calculating the Funded Debt Coverage Ratio as of the last day of each of Borrower's first and fourth fiscal quarters, there shall be excluded from Funded Debt an amount equal to the amount that the outstanding principal balance of the Term Loan on the last day of each such respective fiscal quarter exceeds the amount of the Term Loan Commitment as of (a) May 1 of such year for calculations as of the last day of Borrower's first fiscal quarter, and
(b) May 1 of the following year for calculations as of the last day of Borrower's fourth fiscal quarter.

          "Funding" means any disbursement of the proceeds of the Revolving Loan or Term Loan or the issuance or renewal of any Letters of Credit.

          "Governmental Approval" means any authorization, consent, approval, certificate of compliance, license, permit, or exemption from, contract with, registration or filing with, or report or notice to, any Governmental Body required or permitted by Applicable Law.

          "Governmental Body" means the government of the United States, any state or any foreign country, or any governmental or regulatory official, body, department, bureau, subdivision, agency, commission, court, arbitrator, or authority, or any instrumentality thereof, whether federal, state, or local.

          "Hazardous Materials" means oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials including but not limited to substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any Hazardous Materials Laws.

          "Hazardous Materials Claims" means (a) enforcement, cleanup, removal, or other regulatory actions instituted, completed, or threatened by any Governmental Body pursuant to any applicable Hazardous Materials Laws; and
(b) claims made or threatened by any third party against Borrower or its property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from Hazardous Materials.

          "Hazardous Materials Laws" means all Applicable Laws pertaining to Hazardous Materials.

          "IBOR Borrowing Rate" means the IBOR Rate plus the Applicable Margin.

          "IBOR Rate" means for any Interest Period, the rate per annum equal to the arithmetic average (rounded upward to the nearest 1/16 of 1 percent) of the rates per annum determined by U. S. Bank as of the times specified in
SECTION 4.1(a) herein on the date two Business Days prior to the first day of the applicable Interest Period as the rates offered to U. S. Bank by three Eurodollar money market dealers in such Eurodollar market as may be selected by
U. S. Bank for U.S. dollar deposits to be delivered on the first day of such Interest Period for the number of months therein; PROVIDED, however, that
U. S. Bank's IBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.

          "IBOR Rate Borrowing" means any Funding or any portion of the applicable Loan for which Borrower has elected the IBOR Borrowing Rate to apply. The minimum amount of each IBOR Rate Borrowing shall be $1,000,000 and may only be in integrals of $100,000 in excess thereof.

          "Indebtedness" means all items that in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of the balance sheet as of the date that "Indebtedness" is to be determined and in any event includes liabilities secured by any mortgage, deed of trust, pledge, lien, or security interest on property owned or acquired, whether or not such a liability has been assumed, and the guaranties, endorsements (other than for collection in the ordinary course of business), and other contingent obligations with regard to the obligations of other Persons.

          "Interest Period" means as to any IBOR Rate Borrowing, a period of one, two, three, six, or twelve months commencing on the date the IBOR Borrowing Rate becomes applicable thereto; PROVIDED however, that: (a) no Interest Period shall be selected that would extend beyond the maturity date of the applicable Loan; (b) any Interest Period that would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event the Interest Period shall end on the immediately preceding Business Day; and (c) any Interest Period that begins on the last

Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Investors" means Advent VII L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P., and TA Venture Investors Limited Partnership.

          "Letter of Credit" has the meaning set forth in SECTION 2.8 herein and includes all renewals, replacements, and amendments thereof.

          "Loans" means the Revolving Loan and the Term Loan, as well as all renewals, replacements, and amendments thereof.

          "Loan Documents" means this Agreement, the Notes, the Security Agreement, and the Subordination Documents, together with all other agreements, instruments, and documents arising out of or relating to this Agreement or the Loans, and includes all renewals, replacements and amendments thereof.

          "Notes" means the Revolving Note and the Term Note, as well as all renewals, replacements, and amendments thereof.

          "Participant" means any financial institution to which U. S. Bank sells a participation in any of the Loans.

          "Permitted Liens" has the meaning set forth in SECTION 7.5 herein.

          "Person" means any individual, partnership, joint venture, firm, corporation, association, trust, or other enterprise or any Governmental Body.

          "Plan" means an employee pension benefit plan that is covered by ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986 and is either (a) maintained by Borrower or any Affiliate for employees of Borrower or any Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Prime Borrowing Rate" means the Prime Rate plus the Applicable
Margin.

          "Prime Rate" means that rate of interest announced by U. S. Bank from time to time as its prime rate. The Prime Rate is not necessarily the lowest rate of interest charged by U. S. Bank to any classification of U. S. Bank customers. For purposes of this Agreement, each time the Prime Rate changes, a contemporaneous change shall occur in the interest rate charged to Borrower on any Loans then bearing interest at a rate indexed to the

Prime Rate, effective upon the announcement or publication of any such change in rate. U. S. Bank shall not be obligated to notify Borrower of any change in the Prime Rate; however, the Prime Rate is available upon inquiry of U. S. Bank.

          "Prime Rate Borrowing" means any Funding or portion of the applicable loan pursuant to the terms of this Agreement that bears interest at the Prime Borrowing Rate.

          "Revolving Loan" has the meaning set forth in SECTION 2.1 herein and includes all renewals, replacements, and amendments of the Revolving Loan.

          "Revolving Note" has the meaning set forth in SECTION 2.3 herein and includes all renewals, replacements, and amendments of the Revolving Note.

          "Security Agreement" has the meaning set forth in SECTION 5.1(B) herein and includes all renewals, replacements, and amendments of the Security Agreement.

          "Stock and Note Purchase Agreement" means the stock and subordinated note purchase agreement executed by Borrower, Sterling Crum, Britannia, and the
Investors dated December   , 1995.

          "Subordinated Debt" means the Indebtedness of Borrower to Britannia and the Investors in the initial principal amount of $20,000,000, which Indebtedness is subordinated to the Indebtedness of Borrower to U. S. Bank pursuant to the Subordination Documents.

          "Subordination Documents" has the meaning set forth in SECTION 5.1(D) herein and includes all amendments of the Subordination Documents approved by
U. S. Bank.

          "Term Loan Commitment" means $6,000,000 less (on a cumulative basis):

     (a)  (i) $400,000 on December 31, 1996, (ii) $900,000 on December 31, 1997,
(iii) $900,000 on December 31, 1998, (iv) $900,000 on December 31, 1999, (v)
$900,000 on December 31, 2000, and (vi) $900,000 on December 31, 2001; and

     (b) On May 1 of each year, commencing May 1, 1997, an amount equal to 25 percent of Excess Cash Flow during the preceding fiscal year of Borrower; PROVIDED, however, that in the event that the Funded Debt Coverage Ratio as of the last day of such preceding fiscal year is less than or equal to 1.0:1.0, then the Term Loan Commitment shall not be reduced by 25 percent of Excess Cash Flow on May 1 of the following year. U. S. Bank and Borrower acknowledge that commencing December 31, 1996, if the Funded Debt Coverage Ratio is greater than 1.0:1.0, there shall exist an Event of Default pursuant to SECTION 7.16, and
U. S. Bank may exercise any remedies available under the Loan Documents or Applicable Law.

          "Term Loan" has the meaning set forth in SECTION 3.1 herein and includes all renewals, replacements, and amendments of the Term Loan.

          "Term Note" has the meaning set forth in SECTION 3.3 herein and includes all renewals, replacements, and amendments of the Term Note.

          "U. S. Bank" means U. S. Bank of Washington, National Association, a national banking association, and its successors and assigns.

          "Working Capital" means Borrower's current assets, less Borrower's current liabilities.

          1.2 ACCOUNTING TERMS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied.

          1.3 RULES OF CONSTRUCTION. Unless the context otherwise requires, the following rules of construction apply to the Loan Documents:

          (a) Words in the singular include the plural and in the plural include the singular.

          (b) Provisions of the Loan Documents apply to successive events and transactions.

          (c) In the event of any inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement govern.

          1.4 INCORPORATION OF RECITALS AND EXHIBITS. The foregoing recitals are incorporated into this Agreement by reference. All references to "Exhibits" contained herein are references to exhibits attached hereto, the terms and conditions of which are made a part hereof for all purposes.

                           ARTICLE II.  REVOLVING LOAN

          2.1 LOAN COMMITMENT. Subject to and upon the terms and conditions set forth herein and in reliance upon the representations, warranties, and covenants of Borrower contained herein or made pursuant hereto, U. S. Bank will make Fundings to Borrower from time to time during the period ending on January 15, 1997, but such Fundings (together with any outstanding Letters of Credit) shall not exceed, in the aggregate principal amount at any one time outstanding, $3,000,000 (the "Revolving Loan"). Borrower may borrow, repay, and reborrow hereunder either the full amount of the Revolving Loan or any lesser sum.

          2.2 USE OF PROCEEDS. The proceeds of the Revolving Loan shall be used by Borrower for general corporate purposes.

          2.3 REVOLVING NOTE. The Revolving Loan shall be evidenced by a promissory note in the form attached hereto as EXHIBIT A (the "Revolving Note").

          2.4 INTEREST RATES. Each time Borrower requests a Funding under the Revolving Loan, at any time prior to the expiration of each Interest Period for any IBOR Rate Borrowing, and at any other time with respect to Prime Rate Borrowings, so long as there exists no Event of Default, Borrower may elect either the Prime Borrowing Rate or the IBOR Borrowing Rate to apply to such Funding, such existing IBOR Rate Borrowing at the end of the Interest Period, or such existing Prime Rate Borrowing. In the event Borrower does not specify an interest rate election as provided for herein for a requested Funding or prior to the end of any Interest Period with respect to an existing IBOR Rate Borrowing, then such Funding or existing IBOR Rate Borrowing at the expiration of such Interest Period shall be deemed to constitute a Prime Rate Borrowing.

          2.5  REPAYMENT.

          (a) Commencing on the first day of the first month following the initial Funding under the Revolving Loan and on the first day of each month thereafter, Borrower shall pay U. S. Bank an amount equal to all accrued interest on the Revolving Loan.

          (b) Borrower shall pay U. S. Bank all outstanding principal, accrued interest, and other charges with respect to the Revolving Loan on January 15, 1997.

          2.6  REVOLVING LOAN FEE.  On January 2, 1996, Borrower shall pay
U. S. Bank a nonrefundable fee for the Revolving Loan in the amount of $7,500.

          2.7  BORROWING BASE.

          (a) The outstanding balance of principal on the Revolving Loan (together with any outstanding Letters of Credit) shall at no time exceed an amount equal to 80 percent of Eligible Accounts Receivable ("Borrowing Base").

          (b) Borrower shall submit to U. S. Bank a Borrowing Base certificate in a form acceptable to U. S. Bank calculating the Borrowing Base and executed by Borrower on or before the 10th day of each month dated as of the last day of the prior month if as of the last day of the prior month there were any amounts outstanding under the Revolving Loan.


          (c) If at any time the aggregate principal amount of the Revolving Loan (together with any outstanding Letters of Credit) exceeds the Borrowing Base, Borrower shall repay such outstanding portion of the Revolving Loan in an amount equal to such excess within one Business Day. Borrower's failure to do so shall constitute an Event of Default.

          2.8  LETTERS OF CREDIT.

          (a) Subject to and upon the terms and conditions set forth herein and in reliance upon the representations, warranties, and covenants of Borrower contained herein or made pursuant hereto, U. S. Bank will issue standby and commercial letters of credit (the "Letters of Credit") up to a maximum aggregate of $3,000,000 for the benefit of Borrower in forms acceptable to U. S. Bank from time to time and for the period ending on January 15, 1997. The expiration date of any Letter of Credit shall not extend beyond January 15, 1997. The maximum aggregate amount of outstanding Letters of Credit plus the aggregate outstanding amount of principal and interest on the Revolving Loan shall not exceed, at any one time, $3,000,000.

          (b) Prior to the issuance of any Letter of Credit, Borrower shall execute and deliver to U. S. Bank a letter of credit application and such other documents as U. S. Bank customarily receives in connection with the issuance of letters of credit.

          (c) Borrower shall pay to U. S. Bank a fee for the issuance of each Letter of Credit in an amount equal to U. S. Bank's standard fee for the issuance of letters of credit plus U. S. Bank's handling charges. Such fees may be paid to U. S. Bank by U. S. Bank making a Funding under the Revolving Loan.

          (d) Any draws on Letters of Credit issued by U. S. Bank pursuant to the terms of this Agreement shall be paid by Borrower immediately upon receipt of notice from U. S. Bank of such draw. So long as Borrower meets the conditions to Fundings under the Loans, draws on Letters of Credit may be paid from Fundings under the Loans. In the event Borrower fails to make such immediate repayment, U. S. Bank shall be authorized to consider any such draws as Fundings under the Revolving Loan. In the event Borrower is in Default under the terms of this Agreement on the date of any such draw, such draw will nevertheless constitute a Funding on the Revolving Loan and shall not constitute a waiver of any of U. S. Bank's rights hereunder or under any of the other Loan Documents. In the event that any Letters of Credit are outstanding upon the expiration of the Commitment Period for the Revolving Loan, Borrower shall, upon
U. S. Bank's request, deposit with U. S. Bank in a special demand deposit account set up by Borrower, an amount of cash necessary to cover all outstanding Letters of Credit. Borrower hereby grants U. S. Bank a security interest in any such demand deposit account and gives U. S. Bank the authority to debit such account upon a draw on outstanding Letters of Credit in an amount equal to the amount paid by U. S. Bank to the beneficiaries of such Letters of Credit. In the event Borrower does not establish such an account, or in the event the amount of funds in such account are insufficient to satisfy the obligations of
U. S. Bank under all outstanding Letters of Credit, then all payments made by
U. S. Bank under such Letters of Credit shall automatically constitute Fundings under the Revolving Loan, notwithstanding the fact that the Commitment Period for the Revolving Loan has expired. U. S. Bank shall maintain possession of the Revolving Note until all Letters of Credit have either expired, been canceled, or been paid by U. S. Bank and U. S. Bank has been reimbursed in full.

                             ARTICLE III.  TERM LOAN

          3.1 LOAN COMMITMENT. Subject to and upon the terms and conditions set forth herein and in reliance upon the representations, warranties, and covenants of Borrower contained herein or made pursuant hereto, U. S. Bank will make Fundings to Borrower from time to time during the period ending on December 31, 2002, but such Fundings shall not exceed, in the aggregate principal amount at any one time outstanding, the amount of the Term Loan Commitment (the "Term Loan"). Borrower may borrow, repay, and reborrow hereunder either the full amount of the Term Loan or any lesser sum.

          3.2 USE OF PROCEEDS. Initially the proceeds of the Term Loan shall be used solely to (a) repay Indebtedness of Borrower in the amount of $4,800,000, (b) pay bonuses to Borrower's employees in an aggregate amount not to exceed $1,070,000, and (c) pay expenses of Borrower's recapitalization. Subsequent to the initial disbursement of Term Loan proceeds, the proceeds of the Term Loan shall be used by Borrower for general corporate purposes.

          3.3 TERM NOTE. The Term Loan shall be evidenced by a promissory note in the form attached hereto as EXHIBIT B (the "Term Note").

          3.4 INTEREST RATES. Each time Borrower requests a Funding under the Term Loan, at any time prior to the expiration of each Interest Period for any IBOR Rate Borrowing, and at any other time with respect to Prime Rate Borrowings, so long as there exists no Event of Default, Borrower may elect either the Prime Borrowing Rate or the IBOR Borrowing Rate to apply to such Funding, such existing IBOR Rate Borrowing at the end of the Interest Period, or such existing Prime Rate Borrowing. In the event Borrower does not specify an interest rate election as provided for herein for a requested Funding or prior to the end of any Interest Period with respect to an existing IBOR Rate Borrowing, then such Funding or existing IBOR Rate Borrowing at the expiration of such Interest Period shall be deemed to constitute a Prime Rate Borrowing.

          3.5  REPAYMENT.

          (a) Commencing on the first day of the first month following the initial Funding under the Term Loan and on the first day of each month thereafter, Borrower shall pay U. S. Bank an amount equal to all accrued interest on the Term Loan.

          (b) Borrower shall make principal payments to U. S. Bank in an amount necessary to reduce the outstanding principal balance of the Term Loan to the amount of the Term Loan Commitment on each of the dates that the amount of the Term Loan Commitment is reduced.

          (c) Borrower shall pay U. S. Bank all outstanding principal, accrued interest, and other charges with respect to the Term Loan on December 31, 2002.

          3.6  TERM LOAN FEES.

          (a) Borrower shall pay U. S. Bank a nonrefundable fee for the Term Loan in the amount of $90,000, $45,000 of which is payable on January 2, 1996, and $45,000 of which is payable on June 30, 1996.

          (b) Commencing on January 1, 1997, and on January 1 of each year thereafter, Borrower shall pay U. S. Bank a nonrefundable commitment fee in an amount equal to .125 percent of the amount of the Term Loan Commitment as of each such date.


             ARTICLE IV.  GENERAL PROVISIONS APPLICABLE TO THE LOANS

          4.1  FUNDINGS.

          (a) Borrower shall give U. S. Bank irrevocable notice (either in writing or orally and promptly confirmed in writing) for each Prime Rate Borrowing and shall give U. S. Bank two Business Days prior written notice for each IBOR Rate Borrowing (between 8 a.m. and 12 noon Seattle, Washington time). Each such notice ("Borrowing Notice") shall be given by, and any written notice or confirmation of an oral notice shall be signed by, Kevin Hafer or Sterling Crum, each of whom is authorized to request Fundings and direct disposition of any such Fundings until written notice by Borrower of the revocation of such authority is received by U. S. Bank. The Borrowing Notice shall specify (i) the amount of the requested Funding, (ii) the interest option chosen by Borrower in accordance with the provisions of this Agreement, (iii) for IBOR Rate Borrowings, the Interest Period, and (iv) whether Borrower is requesting a new Funding at the IBOR Borrowing Rate or conversion of any portion of the Prime Rate Borrowing to an IBOR Rate Borrowing. Each Borrowing Notice shall be effective upon receipt, except that notices received by U. S. Bank after 12 noon, Seattle time, on a Business Day shall be deemed to be received on the immediately succeeding Business Day. Each Borrowing Notice shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that, as of the date of the notice, (i) the statements set forth in ARTICLE VIII herein are true and correct, (ii) no material adverse change in Borrower's financial condition has occurred subsequent to November 22, 1995, and (iii) no Event of Default has occurred and is continuing.

          (b) Any such Funding shall be conclusively presumed to have been made to or for the benefit of Borrower when made in accordance with such a request and direction for disposition or when such Funding is deposited to the credit of the account of Borrower with U. S. Bank or is transmitted to any other bank with directions to credit the same to the account of Borrower at such bank, regardless of whether persons other than those authorized hereunder to make requests for Fundings have authority to draw against any such account.

Borrower acknowledges that U. S. Bank cannot effectively determine whether a particular request for a Funding is valid, authorized, or authentic. It is nevertheless important to Borrower that it has the privilege of making requests for Fundings in accordance with SECTION 4.1(A) herein. Therefore, to induce
U. S. Bank to lend funds in response to such requests and in consideration for
U. S. Bank's agreement to receive and consider such requests, Borrower assumes all risk of the validity, authenticity, and authorization of such requests, whether or not the individual making such requests has authority to request Fundings and whether or not the aggregate sum owing exceeds the maximum principal amount referred to above, except any risk relating to authorization with respect to Persons other than the Persons identified in SECTION 4.1(A) herein or other Persons subsequently authorized in writing to U. S. Bank to request Fundings. U. S. Bank shall not be responsible under principles of contract, tort, or otherwise for the amount of an unauthorized, except as to authorization with respect to Persons other than the Persons identified in
SECTION 4.1(A) herein, or other Persons subsequently authorized in writing to
U. S. Bank, or invalid Funding; rather, Borrower agrees to repay any sums with interest as provided herein.

          4.2 MANNER OF PAYMENT. All sums payable to U. S. Bank pursuant to this Agreement shall be paid directly to U. S. Bank in immediately available United States funds. Whenever any payment to be made hereunder or on any of the Notes becomes due and payable on a day that is not a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

          4.3 STATEMENTS. U. S. Bank shall send Borrower statements of all amounts due hereunder; the statements shall be considered prima facie evidence unless Borrower notifies U. S. Bank to the contrary within 30 days of receipt of any statement that Borrower claims to be incorrect. Borrower agrees that accounting entries made by U. S. Bank with respect to Borrower's loan accounts shall constitute prima facie evidence of all Fundings made under and payments made on any of the Loans. Without limiting the methods by which U. S. Bank may otherwise be entitled by Applicable Law to make demand for payment of the Loans upon Borrower, Borrower agrees that any statement, invoice, or payment notice from U. S. Bank to Borrower with respect to any principal or interest obligation of Borrower to U. S. Bank shall be deemed to be a demand for payment in accordance with the terms of such statement, invoice, or payment notice. Under no circumstances shall a demand by U. S. Bank for partial payment of principal or interest or both be construed as a waiver by U. S. Bank of its right thereafter to demand and receive payment (in part or in full) of any remaining principal or interest obligation.

          4.4 BOOK ENTRY LOAN ACCOUNT. U. S. Bank shall establish a book entry loan account for each of the Loans in which U. S. Bank will make debit entries of all Fundings pursuant to the terms of this Agreement. U. S. Bank will also record in the applicable loan account, in accordance with customary banking practices, all interest and other charges, expenses, and other items properly chargeable to Borrower, if any, together with all payments made by Borrower on account of the Indebtedness evidenced by Borrower's respective loan accounts and all other sums credited to the respective loan accounts. The debit balance of Borrower's respective loan accounts shall reflect the amount of Borrower's Indebtedness to U. S. Bank from time to time by reason of advances, charges, payments, or credits.

          4.5 COMPUTATIONS OF INTEREST. All computations of interest shall be based on a 360-day year for the actual number of days elapsed.

          4.6 DEFAULT INTEREST. Upon the occurrence and during the continuance of any Event of Default, U. S. Bank may, at its option, raise the interest rate charged on the Loans to a rate of up to the Prime Rate plus 4.5 percent per annum from the date of the occurrence of the Event of Default until the Event of Default is cured or waived by U. S. Bank or, absent cure or waiver, until the Loans are repaid in full.

          4.7 MAXIMUM INTEREST RATE. Notwithstanding any provision contained herein or in the Notes, the total liability of Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of interest permitted by Applicable Law to be charged, collected, or received from Borrower; and if any payments by Borrower include interest in excess of that maximum amount, U. S. Bank shall apply the excess first to reduce the unpaid balance of the Loans, then to reduce the balance of any other Indebtedness of Borrower to U. S. Bank. If there is no such Indebtedness, the excess shall be returned to Borrower.

          4.8 LATE CHARGE. If any payment of principal or interest required under any of the Loans is 15 days or more past due, Borrower will be charged a late charge of 5 percent of the delinquent payment or $5, whichever is greater, for each such late payment. The 15 day period provided for herein shall not be construed as a waiver of any Default or Event of Default resulting from any late payment under any of the Loans.

          4.9 PREPAYMENTS. Borrower may prepay all or any portion of any Prime Rate Borrowings without premium. In the event that Borrower prepays all or any portion of any IBOR Rate Borrowing prior the expiration of the applicable Interest Period, Borrower shall pay to U. S. Bank a yield maintenance premium in an amount calculated pursuant to the formula attached hereto as EXHIBIT C. All prepayments shall be applied to the Loans being prepaid in the inverse order of maturity.

          4.10 EXTENSIONS, RENEWALS, AND MODIFICATIONS. Any extensions, renewals, and modifications of the Loans shall be governed by the terms and conditions of this Agreement and the other Loan Documents unless otherwise agreed to in writing by U. S. Bank and Borrower.

          4.11 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR ILLEGAL.

          (a) U. S. Bank's obligation to maintain the IBOR Rate for the Loans shall be suspended upon U. S. Bank's giving notice to Borrower that it shall be against Applicable Law or impossible for U. S. Bank to maintain the IBOR Rate for the Loans until U. S. Bank notifies Borrower that the circumstances giving rise to the suspension no longer exist.

          (b) After the date of this Agreement, if adoption of any Applicable Law or any change therein or any change in the interpretation or administration thereof by any Governmental Body, central bank, or comparable agency charged with the interpretation or administration thereof, or if compliance by
U. S. Bank with any request or directive (whether or not having the force of Applicable Law) of any such Governmental Body, central bank, or comparable agency makes it against Applicable Law or impossible for U. S. Bank maintain the Loans at the IBOR Rate, U. S. Bank shall immediately give notice thereof to Borrower.

          (c) Upon notice to Borrower provided for in SECTION 4.11(A) or (b) herein, all IBOR Rate Borrowings shall automatically convert to Prime Rate Borrowings.

          (d) If U. S. Bank notifies Borrower that the circumstances giving rise to the suspension of the IBOR Rate no longer apply, then the interest rate elections set forth in this Agreement shall again be effective on the date
U. S. Bank provides such notice to Borrower.


          4.12 INTEREST COST. If the revision of Regulation D announced by the Board of Governors of the Federal Reserve Board, or if the adoption of any Applicable Law or any change therein or any change in the interpretation or administration thereof by any Governmental Body, central bank, or comparable agency charged with the interpretation or administration thereof, or if compliance by U. S. Bank with any request or directive (whether or not having the force of Applicable Law) of any such Governmental Body, central bank, or comparable agency:

          (a) Shall subject U. S. Bank to any tax, duty, or other charge resulting from all or any portion of the Loans bearing interest at the IBOR Rate, or shall change the basis of taxation of payments to U. S. Bank of the principal of or interest on the Loans, or any portion thereof, with interest accruing at the IBOR Rate or any other amount due under this Agreement with regard to the Loans with interest bearing at the IBOR Rate (except for changes in the rate of tax on the overall net income of U. S. Bank imposed by the jurisdiction in which U. S. Bank's principal executive office lies); or

          (b) Shall impose or modify any reserve (including but not limited to any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, or similar requirement against assets of, deposits with, or for the account of, or credit extended by U. S. Bank or shall impose on U. S. Bank any other condition affecting the IBOR Rate Borrowings under the Loans;

and the result of any of the foregoing is to increase the cost to U. S. Bank of maintaining the IBOR Rate Borrowings or to reduce the return of U. S. Bank under this Agreement; then, from time to time, within ten days after demand by
U. S. Bank, Borrower shall pay to U. S. Bank such additional amount or amounts as will compensate U. S. Bank for such increase in cost or reduction in return.


  ARTICLE V.  CONDITIONS PRECEDENT FOR FUNDINGS UNDER THE LOANS

          5.1 CONDITIONS PRECEDENT FOR INITIAL FUNDING. U. S. Bank shall not be required to make the initial Funding under either of the Loans unless or until the following conditions have been fulfilled to the satisfaction of
U. S. Bank:

          (a) U. S. Bank shall have received this Agreement, the Revolving Note, and the Term Note, duly executed and delivered by the respective parties thereto.

          (b) U. S. Bank shall have received, duly executed and delivered by Borrower, duplicate originals of a security agreement in the form attached hereto as EXHIBIT D ("Security Agreement"), granting to U. S. Bank a first priority and exclusive security interest in all of the personal property of Borrower, whether tangible or intangible, now owned or hereafter acquired. One of the originals of the Security Agreement shall be filed by U. S. Bank with the United States Patent and Trademark Office.

          (c) U. S. Bank shall have received, duly executed and delivered by Borrower, such financing statements and other documents deemed necessary by
U. S. Bank to perfect the security interest granted to U. S. Bank.

          (d) U. S. Bank shall have received the following documents related to the Subordinated Debt, duly executed and delivered by each of the parties thereto, in the form attached hereto as EXHIBIT E ("Subordination Documents"):
The Class A Subordinated Promissory Notes and the Class B Subordinated Promissory Note referred to in the Stock and Note Purchase Agreement.

          (e) U. S. Bank shall have received from counsel for Borrower, an opinion addressed to U. S. Bank and dated as of the date of this Agreement, in the form attached hereto as EXHIBIT F.

          (f) U. S. Bank shall have received an independent appraisal of Borrower, in form and substance satisfactory to U. S. Bank.

          (g) No Default or Event of Default hereunder shall exist, and after having given effect to the requested Funding, no Default or Event of Default shall exist.

          (h) All representations and warranties of Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the initial Funding.

          (i) All corporate proceedings of Borrower shall be satisfactory in form and substance to U. S. Bank, and U. S. Bank shall have received all information and copies of all documents, including records of all corporate proceedings, that U. S. Bank has requested in connection therewith, such documents where appropriate to be certified by proper corporate authorities or Governmental Bodies. Borrower shall provide U. S. Bank with the following documents prior to or upon the execution of this Agreement:

               (i) Copies of the articles of incorporation of Borrower, together with all amendments thereto, certified by Borrower to be true and complete;

               (ii) A certificate of authority for Borrower in the state of Washington, dated within 30 days of the date of the execution of this Agreement; and

               (iii) A certified resolution of the directors of Borrower and incumbency certificate in the form attached hereto as EXHIBIT G.

          (j)  U. S. Bank shall have received such evidence deemed necessary by
U. S. Bank that U. S. Bank's security interests in the Collateral constitute first priority and exclusive security interests, except as otherwise provided herein.

          (k) U. S. Bank shall have received verification that it finds acceptable of a $12,500,000 equity contribution to Borrower from the Investors.

          (l) U. S. Bank shall have received, reviewed, and approved all documents arising out of or related to the recapitalization of Borrower, together with evidence satisfactory to U. S. Bank that concurrently with the initial Funding under the Term Loan, such recapitalization shall have been consummated.

          (m) U. S. Bank shall have received, reviewed, and approved a Collateral and financial status examination as performed by U. S. Bank's internal audit staff.

          (n) U. S. Bank shall have received a Borrowing Notice from Borrower for the initial Fundings requested under the Loans.

          (o) U. S. Bank shall have received insurance certificates and lender loss payable endorsements on casualty/property loss insurance in forms satisfactory to U. S. Bank to the effect set forth in SECTION 6.5 hereof.

          5.2 CONDITIONS PRECEDENT TO EACH SUBSEQUENT FUNDING. The obligation of U. S. Bank to make any Funding subsequent to the initial Funding hereunder is subject to the fulfillment, to the satisfaction of U. S. Bank, of the following:

          (a) The conditions set forth in SECTION 5.1 shall have been previously satisfied, and U. S. Bank shall have received evidence satisfactory to U. S. Bank of satisfaction thereof;

          (b) U. S. Bank shall have received a Borrowing Notice for each requested Funding under the applicable Loan;

          (c) There shall be executed and delivered to U. S. Bank such further instruments, agreements, and documents, as may be reasonably necessary or proper in the opinion of U. S. Bank to confirm the obligations of Borrower to
U. S. Bank hereunder, the grant of security therefor, and the proper use of the proceeds of all Fundings;

          (d) The representations and warranties of Borrower in ARTICLE VIII herein shall be true on the date of each Funding with the same force and effect as if made on and as of that date;

          (e) No Default or Event of Default shall exist, and after having given effect to the requested Funding, no Default or Event of Default shall exist; and

          (f) To the extent not previously delivered, all other documents, agreements, and instruments from or with respect to Borrower or any other Person that may be called for hereunder shall be duly executed and delivered to
U. S. Bank, including but not limited to all documents, agreements, and instruments deemed necessary by U. S. Bank to perfect its security interest in Collateral acquired after the date of this Agreement. For the purposes of this Agreement, the waiver of delivery of any document, agreement, or instrument from or with respect to Borrower or any other Person does not constitute a continuing waiver with respect to the obligation to fulfill the conditions precedent to each Funding hereunder.


                       ARTICLE VI.  AFFIRMATIVE COVENANTS

          Borrower hereby covenants and agrees that so long as this Agreement is in effect, and until the Loans, together with interest thereon, and all other obligations incurred hereunder are paid or satisfied in full, Borrower shall:

          6.1 FINANCIAL DATA. Keep its books of account in accordance with generally accepted accounting principles, consistently applied, and furnish to
U. S. Bank:

          (a) As soon as practicable and in any event within 45 days after the close of each fiscal quarter of Borrower, the following unaudited financial statements of Borrower for each such quarter, all in reasonable detail and certified by Borrower to be true and correct: balance sheet, statement of income, and statement of cash flows. There shall be included in such financial statements a calculation of the financial covenants provided for in ARTICLE VII herein.

          (b) As soon as practicable and in any event within 120 days after the close of each fiscal year of Borrower, the following financial statements of Borrower, setting forth the corresponding figures for the previous fiscal year in comparative form where appropriate, all in reasonable detail and audited (without any qualification or exception deemed material by U. S. Bank) by Borrower's current independent certified public accountant or such other independent certified public accountants selected by Borrower and satisfactory to U. S. Bank: balance sheet, statement of income, and statement of cash flows. Borrower shall provide U. S. Bank with a copy of its independent certified public accountants' management letter or other similar report or correspondence to Borrower.

          (c) As soon as practicable and in any event within 45 days after the close of each fiscal quarter of Borrower, certificates signed by Borrower, stating that during such period no Default or Event of Default existed or if any such Default or Event of Default existed, specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take or has taken with respect thereto, and that during such period Borrower was in compliance with all of the financial covenants set forth in ARTICLE VII herein; and promptly upon the occurrence of any Default or Event of Default, a certificate signed by Borrower, specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take or has taken with respect thereto.

          (d) As soon as practicable and in any event within 30 days after the close of each calendar month on the last day of which there were any amounts outstanding under the Revolving Loan, accounts receivable and accounts payable agings for each such month in a form and in such detail as is acceptable to
U. S. Bank.

          (e) As soon as practicable and in any event within 90 days after the beginning of each fiscal year of Borrower, a statement projecting all capital expenditures to be made or committed to during such fiscal year with respect to Borrower.

          (f) As soon as practicable and in any event within 90 days after the beginning of each fiscal year, a projection of the financial operations of Borrower in a form and in such detail as is acceptable to U. S. Bank.

          (g) With reasonable promptness, such other information regarding the business, operations, and financial condition of Borrower as U. S. Bank may from time to time reasonably request.

          6.2 LICENSES AND PERMITS. Maintain all Governmental Approvals and all related or other material agreements necessary for Borrower to operate its business, as it now exists or as it may be modified or expanded. Borrower will at all times comply with all Applicable Laws relating to the operations, facilities, or activities of Borrower.

          6.3 MAINTENANCE OF PROPERTIES. Keep Borrower's properties in good repair and in good working order and condition, in a manner consistent with past practices and comparable to industry standards; from time to time make all appropriate and proper repairs, renewals, replacements, additions, and improvements thereto; and keep all equipment that may now or in the future be subject to compliance with any Applicable Laws in material compliance with such Applicable Laws.

          6.4  PAYMENT OF CHARGES.  Duly pay and discharge all material
(a) taxes, assessments, levies, and any other charges of Governmental Bodies imposed on or against Borrower or its property or assets, or upon any property leased by Borrower, prior to the date on which penalties attached thereto, unless and to the extent only that such taxes, assessments, levies, and any other charges of Governmental Bodies, after written notice thereof having been given to U. S. Bank, are being contested in good faith and by appropriate proceedings, (b) claims allowed by Applicable Laws, whether for labor, materials, rentals, or anything else, which could, if unpaid, become a lien or charge upon Borrower's property or assets or the outstanding capital stock of Borrower or adversely affect the facilities or operations of Borrower, (unless and to the extent only that the validity thereof is being contested in good faith and by appropriate proceedings after written notice thereof has been given to U. S. Bank); (c) trade bills in accordance with the terms thereof or generally prevailing industry standards; and (d) other Indebtedness heretofore or hereafter incurred or assumed by Borrower, unless such Indebtedness be renewed or extended, or unless after written notice thereof has been given to
U. S. Bank, Borrower's obligation to pay such Indebtedness is being contested in good faith and by appropriate proceedings. In the event any charge is being contested by Borrower as allowed above, Borrower shall establish adequate reserves against possible liability therefor.

          6.5  INSURANCE.

          (a) Maintain insurance upon Borrower's properties and business against such risks and in such amounts as is customary in Borrower's business. Borrower shall cause each insurance policy issued in connection therewith to provide and shall cause the insurer issuing such policy to certify to U. S. Bank that (i) if such insurance is proposed to be canceled or materially changed for any reason whatsoever, such insurer will promptly notify U. S. Bank, and such cancellation or change shall not be effective as to U. S. Bank for 30 days after receipt by U. S. Bank of such notice, unless the effect of the change is to extend or increase coverage under the policy; (ii) U. S. Bank will have the right at its election to remedy any default in the payment of premiums within 30 days of notice from the insurer of the default; and (iii) loss payments from casualty/property loss insurance in excess of $50,000 in each instance will be payable jointly to the Borrower and U. S. Bank as secured party or otherwise as its interest may appear.

          (b) From time to time upon request by U. S. Bank, promptly furnish or cause to be furnished to U. S. Bank evidence, in form and substance satisfactory to U. S. Bank, of the maintenance of all insurance, indemnities, or bonds required by this SECTION 6.5 or by any license, lease, or other agreement to be maintained, including but not limited to such originals or copies as U. S. Bank may request of policies, certificates of insurance, riders, assignments, and endorsements relating to the insurance and proof of premium payments.

          6.6 MAINTENANCE OF RECORDS. Keep at all times books of account and other records in which full, true, and correct entries will be made of all dealings or transactions in relation to the business and affairs of Borrower.

          6.7 INSPECTION. Allow any representative of U. S. Bank to visit and inspect any of the properties of Borrower, to examine the books of account and other records and files of Borrower, to make copies thereof, and to discuss the affairs, business, finances, and accounts of Borrower with its officers, employees, and accountants, all at such reasonable times and as often as
U. S. Bank may desire in its reasonable discretion. This right of inspection shall specifically include U. S. Bank's collateral and financial examinations.

          6.8  HAZARDOUS SUBSTANCES.

          (a) Borrower hereby covenants and agrees that so long as any Indebtedness of Borrower to U. S. Bank is outstanding:

               (i) Borrower will not permit its property or any portion thereof to be a site for the storage, use, generation, manufacture, disposal or transportation of Hazardous Materials, except for merchandise, cleaning supplies, and other similar materials sold, used, stored, or otherwise handled n in the ordinary course of Borrower's existing business in compliance with all Hazardous Materials Laws;

               (ii) Borrower will not permit any Hazardous Materials to be disposed of off its property other than in properly licensed disposal sites;

               (iii) Borrower, at Borrower's sole cost and expense (as between Borrower and U. S. Bank), will keep and maintain its property and each portion thereof in compliance with and shall not cause or permit its property or any portion thereof to be in violation of any Hazardous Materials Laws; and

               (iv) Borrower will immediately advise U. S. Bank in writing of any Hazardous Material Claim.

          (b) Borrower agrees to indemnify U. S. Bank and hold U. S. Bank harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and costs and expenses (including attorney fees), arising directly or indirectly from or out of or in any way connected with (i) the accuracy of the representations contained in SECTION 8.17 herein; (ii) any activities on its property during Borrower's ownership, possession, or control of its property which directly or indirectly results in its property or any other property becoming contaminated with Hazardous Materials; (iii) the discovery of Hazardous Materials on its property; (iv) the cleanup of Hazardous Materials from its property; and (v) the discovery of Hazardous Materials or the cleanup of Hazardous Materials from adjacent or other property that has become contaminated as a result of any activity on Borrower's property. As between Borrower and U. S. Bank, Borrower acknowledges that it will be solely responsible for all costs and expenses relating to the cleanup of Hazardous Materials from its property or from any other properties that become contaminated with Hazardous Materials as a result of activities on or the contamination of its property. Nothing contained in this SECTION 6.8(B) shall require Borrower to indemnify and hold U. S. Bank harmless from any damages, losses, or liability arising from any activities of
U. S. Bank or any other Person (other than any Borrower or Affiliate) after
U. S. Bank or any other Person (other than any Borrower or Affiliate) acquires title to the property in question pursuant to a foreclosure, deed in lieu of foreclosure, or similar transaction and has actual possession of such property.

          (c) Borrower's obligations under this SECTION 6.8 are unconditional and shall not be limited by any nonrecourse or other limitations of liability provided for in the Loan Documents. The representations, warranties, and covenants of Borrower set forth in this SECTION 6.8 and SECTION 8.17 herein (including but not limited to the indemnity provided for in SECTION 6.8(b) above) shall survive the closing and repayment of the Loans to U. S. Bank; and, to the extent permitted by Applicable Laws and Hazardous Materials Laws, shall survive the transfer of its property by foreclosure proceedings (whether judicial or nonjudicial), deed in lieu of foreclosure, or otherwise. Borrower acknowledges and agrees that its covenants and obligations hereunder are separate and distinct from its obligations under the Loans and the Loan Documents.

          6.9 CORPORATE EXISTENCE. Maintain and preserve the corporate existence of Borrower.

          6.10 NOTICE OF DISPUTES AND OTHER MATTERS. Promptly give written notice to U. S. Bank of:

          (a) Any citation, order to show cause, or other legal process or order that could have a material adverse effect on Borrower, directing Borrower to become a party to or to appear at any proceeding or hearing by or before any Governmental Body that has granted to Borrower any Governmental Approval, and include with such notice a copy of any such citation, order to show cause, or other legal process or order;

          (b) Any (i) refusal, denial, threatened denial, or failure by any Governmental Body to grant, issue, renew, or extend any material Governmental Approval; (ii) proposed or actual revocation, termination, or modification (whether favorable or adverse) of any Governmental Approval by any Governmental Body; (iii) dispute or other action with regard to any Governmental Approval by any Governmental Body; (iv) notice from any Governmental Body of the imposition of any material fines or penalties or forfeitures; or (v) threats or notice with respect to any of the foregoing or with respect to any proceeding or hearing that might result in any of the foregoing;

          (c) Any dispute concerning or any material threatened nonrenewal or material modification of any material lease for real or personal property to which Borrower is a party; or

          (d) Any actions, proceedings, or claims of which Borrower may have notice that may be commenced or asserted against Borrower in which the amount involved is $50,000 or more and is not fully covered by insurance or which, if not solely a claim for monetary damages, could, if adversely determined, have a material adverse effect on Borrower.

          6.11 EXCHANGE OF NOTE. Upon receipt of a written notice of loss, theft, destruction, or mutilation of a Note, and upon surrendering such Note for cancellation if mutilated, execute and deliver a new Note or a Note of like tenor in lieu of such lost, stolen, destroyed, or mutilated Note. Any Note issued pursuant to this SECTION 6.11 shall be dated so that neither gain nor loss of interest shall result therefrom. U. S. Bank agrees to indemnify Borrower if any third party makes a claim under such lost, stolen, destroyed, or mutilated Note that has been replaced.

          6.12 MAINTENANCE OF LIENS. At all times maintain the liens and security interests provided under or pursuant to this Agreement as valid and perfected first liens and security interests on the property and assets intended to be covered thereby. Except as contemplated under SECTION 7.5, Borrower shall take all action requested by U. S. Bank necessary to assure that U. S. Bank has valid and exclusive liens and security interests in all Collateral.

          6.13 OTHER AGREEMENTS. Subject to any applicable notice and cure period, comply with all covenants and agreements set forth in or required pursuant to any of the other Loan Documents.

          6.14 AFTER-ACQUIRED COLLATERAL. Upon request by U. S. Bank, execute and deliver to U. S. Bank appropriate instruments in order to effectuate the proper granting and perfection of a first priority security interest in or assignment of all property to U. S. Bank, whether personal, real, or mixed, hereafter acquired by Borrower, concurrently with the acquisition thereof. Within 45 days of the end of each fiscal quarter of Borrower, Borrower shall deliver to U. S. Bank an updated schedule of Borrower's patents, trademarks, and trade names if there has been any change in the status of Borrower's patents, trademarks, or trade names since the date of the previous schedule delivered to
U. S. Bank.

          6.15 FURTHER ASSURANCES. Within ten days of request by U. S. Bank, duly execute and deliver or cause to be duly executed and delivered to
U. S. Bank such further instruments, agreements, and documents and do or cause to be done such further acts as may be necessary or proper in the opinion of
U. S. Bank to carry out more effectively the provisions and purpose of this Agreement and the other Loan Documents.

          6.16 MAINTENANCE OF BANK ACCOUNTS. As security for repayment of the Loans, maintain its principal depository accounts with U. S. Bank. Borrower hereby grants to U. S. Bank a security interest in all such accounts in order to secure the obligations of Borrower hereunder.


                        ARTICLE VII.  NEGATIVE COVENANTS

          Borrower covenants and agrees that until all the Loans, together with interest thereon, and all other obligations incurred hereunder are paid or satisfied in full, Borrower shall not, without the prior written consent of
U. S. Bank:

          7.1 DIVIDENDS AND DISTRIBUTIONS. Declare or pay any cash distributions or dividends or return any capital to any of Borrower's shareholders (with the exception of any such transaction that occurs substantially simultaneously with the Funding under the Loans); authorize or make any distribution, payment, or delivery of property or cash to any of Borrower's shareholders (with the exception of any such transaction that occurs substantially simultaneously with the Funding under the Loans); redeem, retire, purchase, or otherwise acquire, directly or indirectly, for consideration, any shares or other interests of Borrower now or hereafter outstanding (with the exception of any such transaction that occurs substantially simultaneously with the Funding under the Loans); pay any Subordinated Debt; or set aside any funds for any of the foregoing purposes except that Borrower shall be allowed to (a) make interest payments on the Subordinated Debt in accordance with the Subordination Documents unless a Default or Event of Default exists, or unless giving effect to the proposed payment would give rise to a Default or an Event of Default, (b) pay dividends to its shareholders after U. S. Bank has received Borrower's audited financial statements for Borrower's fiscal year ending December 31, 1996, unless a Default or Event of Default exists, or unless giving effect to the proposed payment would give rise to a Default or an Event of Default.

          7.2 TRANSACTIONS WITH AFFILIATES. Except for the redemption of certain shares of Borrower's stock from Britannia substantially simultaneously with the initial Funding of the Loans, and the possible conversion of the series A preferred stock into common stock as contemplated under Borrower's restated articles of incorporation, enter into any transaction, other than an arm's length transaction, in which an Affiliate of Borrower shall have any interest; or make any payment or agree to make any payment to any such Affiliate; or transfer or agree to transfer ownership or possession of any of its business or assets, tangible or intangible, real, personal, or mixed, to any Affiliate.

          7.3 OTHER INDEBTEDNESS. Create, incur, assume, or suffer to exist, contingently or otherwise, any Indebtedness except (a) Indebtedness represented by the Notes; (b) accounts and other current payables arising from the ordinary course of business; (c) the Subordinated Debt; and (d) additional Indebtedness outstanding or committed to at any time (including but not limited to indebtedness evidenced by notes, bonds, debentures, capitalized leases, purchase agreements, and other contractual obligations) not in excess of an aggregate amount at any one time outstanding of $500,000. The Indebtedness described in clauses (a), (b), (c), and (d) hereof is collectively called. Notwithstanding clause (d) above, Borrower may not guarantee or become contingently liable for the obligation of any Person except as provided for herein. In computing the additional indebtedness permitted by clause (d) hereof, all capital lease payments due from Borrower within 12 months shall be included if the amounts of such lease payments are not otherwise included as Indebtedness in accordance with generally accepted accounting principles. Except as set forth in
SECTION 7.5 herein, none of the additional indebtedness permitted by this
SECTION 7.3 shall be secured by all or any portion of the Collateral.

          7.4 LEASES AND LEASEBACKS. Except for arrangements entered into prior to the date hereof and except for leases of computer hardware for testing purposes not to exceed an aggregate amount of $100,000 in any fiscal year, enter into any new agreement to rent or lease any material real or personal property or enter into any arrangement with any bank, insurance company, or other lender or investor providing for the leasing of any real or personal property or equipment (a) that at the time has been or is sold or transferred by Borrower to such lender or investor or (b) that has been or is being acquired from another Person by such lender or investor or on which one or more buildings have been or are to be constructed by such lender or investor, for the purpose of leasing such property to Borrower. Borrower may, however, enter into such leases in the ordinary course of business provided that there is compliance with
SECTION 7.3(D) hereof.

          7.5 LIENS. Contract, create, incur, assume, or suffer to exist any mortgage, pledge, lien, or other charge or encumbrance of any kind (including but not limited to the charge upon property purchased under conditional sales or other title retention agreements) upon or grant any interest in any of its property or assets whether now owned or hereafter acquired, except (a) liens granted pursuant to this Agreement; (b) liens in connection with worker's compensation, unemployment insurance, or other social security obligations;
(c) good faith deposits in connection with bids, tenders, contracts, or leases or deposits to secure public statutory obligations; (d) mechanic's, carrier's, repairmen's, or other like liens in the ordinary course of business with respect to obligations that are not overdue or that are being contested in good faith and for which appropriate reserves have been established or for which deposits to obtain the release of such liens have been made; (e) liens for taxes, assessments, levies, or charges of Governmental Bodies imposed upon Borrower or its property, operations, income, products, or profits that are not at the time due or payable or for which, if the validity thereof is being contested in good faith by legal or administrative proceedings, appropriate reserves have been established; (f) encumbrances consisting of zoning regulations, easements, rights-of-way, survey exceptions, and other similar restrictions on the use of real property or minor irregularities in title thereto that do not materially impair the use of such property in the operation of the business of Borrower;
(g) liens arising out of judgments or awards with regard to which Borrower shall be prosecuting an appeal in good faith and for which a stay of execution has been issued and appropriate reserves established; and (h) the currently existing liens listed on EXHIBIT H hereto. The liens described in clauses (a) through
(h) herein are called the "Permitted Liens."

          7.6 ADVANCES AND LOANS. Lend money, make credit available (other than in the ordinary course of business to customers), or lend property or the use thereof to any Person; purchase or repurchase the stock or Indebtedness or all or a substantial part of the assets or properties of any Person (with the exception of any such transaction to occur substantially simultaneously with the Funding under the Loans); guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment, performance, or capability) the Indebtedness, performance, obligations, stock, or dividends of any Person; or agree to do any of the foregoing; but Borrower may endorse negotiable instruments for deposit or collection in the ordinary course of business.

          7.7 INVESTMENTS. Invest in (by capital contribution or otherwise), acquire, purchase, or make any commitment to purchase the obligations, stock, or equity of any Person except (a) direct obligations of the government of the United States of America or any agency or instrumentality thereof,
(b) interest-bearing certificates of deposit or repurchase agreements issued by any commercial banking institution satisfactory to U. S. Bank, (c) stock or obligations issued in settlement of claims of Borrower against others by reason of bankruptcy or a composition or readjustment of debt or reorganization of any debtor of Borrower.

          7.8 CONSOLIDATION, MERGER, AND SALE OF ASSETS. Wind up, liquidate, or dissolve Borrower's affairs or enter into any transaction of merger or consolidation with any Person; convey, sell, lease, or otherwise dispose of (or agree to do any of the foregoing at any time) any of its material licenses, contracts, or permits; sell all or a substantial part of its property or assets or sell any part of its property or assets necessary or desirable for the conduct of its business as now generally conducted or as proposed to be conducted, except the sale of inventory in the ordinary course of Borrower's business; sell any of its notes receivable, installment or conditional sales agreements, or accounts receivable; purchase, lease, or otherwise acquire all or a substantial part of the property or assets of any other Person.

          7.9  SUBSIDIARIES.  Form or acquire any Person or any portion thereof.

          7.10 TYPE OF BUSINESS. Enter into any business which is substantially different from or not connected with the business in which Borrower is presently engaged or make any substantial change in the nature of its business or operations.

          7.11 CHANGE OF CHIEF EXECUTIVE OFFICE OR NAME. Change (a) the chief executive office of Borrower, (b) Borrower's name, or (c) the location of any of the Collateral, provided, however, that Borrower may move Collateral to other locations within the state of Washington and may sell inventory in the ordinary course of its business; or adopt or use any trade name other than those set forth in SECTION 8.16 herein without (x) prior written notice to U. S. Bank and
(y) the execution, delivery, and filing (and payment of filing fees and taxes) of all such documents as may be necessary or advisable in the opinion of
U. S. Bank to continue to perfect and protect the liens and security interests in the Collateral.

          7.12 CHANGE IN DOCUMENTS. Amend, supplement, terminate, or otherwise modify in any way Borrower's restated articles of incorporation as they exist as of the date of this Agreement or the Subordination Documents.

          7.13 CONTROL. Except as provided in the Stock and Note Purchase Agreement, enter into any agreement (other than employment agreements) with any Person that confers upon such Person the right or authority to control or direct a major portion of the business or assets of Borrower.

          7.14 PENSION PLAN. Terminate or partially terminate any Plan now existing or hereafter established for Borrower or its Affiliates or withdraw from participation therein under circumstances that result or could result in liability to the Pension Benefit Guaranty Corporation, to the fund by which the Plan is funded, or to the employees (or their beneficiaries) for whom the Plan is or shall be maintained; or permit any other event or circumstance to occur that results or could result in liability to the Pension Benefit Guaranty Corporation or a violation of ERISA that would result in substantial liability to the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

          EX99 DEBT SERVICE COVERAGE. Permit the Debt Service Coverage Ratio to be less than 1.2:1.00 as of the end of any fiscal quarter of Borrower, calculated on a trailing four-quarter basis.

          7.16 FUNDED DEBT COVERAGE RATIO. Permit the Funded Debt Coverage Ratio to be greater than 1.0:1.0 as of the end of any fiscal quarter of Borrower commencing with the fiscal quarter ending December 31, 1996, calculated on a trailing four-quarter basis.

          7.17 WORKING CAPITAL. Permit the Working Capital to be less than $4,500,000 as of the end of any fiscal quarter of Borrower.

          7.18 LIMITATION ON CAPITAL EXPENDITURES. Permit the total amount of Capital Expenditures to exceed $400,000 in any fiscal year of Borrower.

          7.19 SUBORDINATED DEBT. Permit the outstanding principal amount of Subordinated Debt to be less than $20,000,000 at any time.



                  ARTICLE VIII.  REPRESENTATIONS AND WARRANTIES

          In order to induce U. S. Bank to enter into this Agreement and to make the Loans as herein provided, Borrower hereby makes the following representations, covenants, and warranties, all of which shall survive the execution and delivery of this Agreement and shall not be affected or waived by any inspection or examination made by or on behalf of U. S. Bank:

          8.1 CORPORATE STATUS. Borrower is a corporation organized and validly existing under the laws of the state of Washington. Borrower has the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. Borrower is qualified to do business in all states except where the failure to be qualified could not have a material adverse effect on Borrower.

          8.2 POWER AND AUTHORITY. Borrower has the power to execute, deliver, and carry out the terms and provisions of this Agreement and each of the Loan Documents and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement and the other Loan Documents, the borrowings hereunder, and the making and delivery of the Notes and all Loan Documents delivered hereunder. This Agreement constitutes and the Notes and other Loan Documents and instruments issued or to be issued hereunder, when executed and delivered pursuant hereto, constitute or will constitute the authorized, valid, and legally binding obligations of Borrower enforceable in accordance with their respective terms, except to the extent that any of the Collateral is subject to a lease or a security interest that requires notice to or the consent of the lessor or secured party, as the case may be, and except contracts with the General Services Administration that require notice to or the consent of the General Services Administration to the granting of a security interest in such Collateral and such notice is not given or such consent is not obtained, or that prohibits the granting of a security interest.

          8.3 NO VIOLATION OF AGREEMENTS. Except for matters described in the Disclosure Schedule and in SECTION 8.2 herein, Borrower is not in default under any material provision of any agreement to which it is a party or in violation of any material provision of any Applicable Laws. The execution and delivery of this Agreement, the Notes, the other Loan Documents, and the instruments incidental hereto; the consummation of the transactions herein or therein contemplated; and compliance with the terms and provisions hereof or thereof
(a) will not violate any material provision of any Applicable Law and (b) will not conflict or be inconsistent with; result in any breach of any of the material terms, covenants, conditions, or provisions of; constitute a default under; or result in the creation or imposition of (or the obligation to impose) any lien, charge, or encumbrance upon any of the property or assets of Borrower pursuant to the terms of: any material Governmental Approval, mortgage, deed of trust, lease, agreement, or other instrument to which Borrower is a party, by which Borrower may be bound, or to which Borrower may be subject, and (c) will not violate any of the provisions of the articles of incorporation of Borrower. Notwithstanding the foregoing, U. S. Bank acknowledges that Borrower's contracts with the General Services Administration and certain equipment leases entered into by Borrower prior to the date of this Agreement may require notice or consent prior to Borrower granting U. S. Bank a security interest therein, and
U. S. Bank also acknowledges that Borrower has not given such notices nor obtained any such consents. Except for any of Borrower's contracts with the General Services Administration with respect to which notice or consent is required for the granting of a security interest, no Governmental Approval is necessary (x) for the execution of this Agreement, the making of the Notes, or the assumption and performance of this Agreement or the Notes by Borrower or
(y) for the consummation by Borrower of the transactions contemplated by this Agreement including but not limited to the grant of the security interests to
U. S. Bank.

          8.4 RECORDING AND ENFORCEABILITY. Neither the articles of incorporation, bylaws, or other applicable corporate documents of Borrower nor other agreements require recording, filing, registration, notice, or other similar action in order to insure the legality, validity, binding effect, or enforceability against all Persons of this Agreement, the Notes, or other Loan Documents executed or to be executed hereunder, other than filings or recordings that may be required under the Uniform Commercial Code or in connection with the perfection of the security interests of U. S. Bank in patents, trademarks, and similar types of Collateral.

          8.5 LITIGATION. There are no actions, suits, or proceedings pending or threatened against or affecting Borrower before any Governmental Body that could have a material adverse effect on Borrower or the Collateral. Borrower is not in default under any material provision of any Applicable Law or Governmental Approval of any Governmental Body which could have a material adverse effect on Borrower or on the Collateral.

          8.6 GOOD TITLE TO PROPERTIES. Borrower has good and marketable title to, or a valid leasehold interest in, its property and assets, subject to no liens, mortgages, pledges, encumbrances, or charges of any kind, except those permitted under the provisions of SECTION 7.5 of this Agreement.

          8.7 LICENSES AND PERMITS. All Governmental Approvals with respect to the business of Borrower were to Borrower's knowledge duly and validly issued by the respective Governmental Bodies, are in full force and effect, and are to Borrower's knowledge valid and enforceable in accordance with their terms. With regard to such Governmental Approvals, no fact or circumstance exists that constitutes or, with the passage of time or the giving of notice or both, would constitute a material default under any thereof, or permit the grantor thereof to cancel or terminate the rights thereunder, except upon the expiration of the full term thereof. Borrower presently holds all material Governmental Approvals as are necessary or advisable in connection with the conduct of its business as now conducted and as presently proposed to be conducted.

          8.8 PROPERTIES IN GOOD CONDITION. All the material properties of Borrower are, and all material properties to be added in connection with any contemplated expansion will be in good repair and good working order and condition (ordinary wear and tear excepted) in a manner consistent with past practices of Borrower, and comparable to industry standards and are and will be in material compliance with all Applicable Laws.

          8.9 FINANCIAL STATEMENTS. The (a) reviewed financial statements of Borrower dated December 31, 1994, and all schedules and notes included in such financial statements and (b) unaudited financial statements of Borrower that have heretofore been delivered to U. S. Bank are true and correct in all material respects and present fairly (i) the financial position of Borrower as of the date of said statements and (ii) the results of operations of Borrower for the periods covered thereby; and there are not any significant liabilities that should have been reflected in the financial statements or the notes thereto under generally accepted accounting principles, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments, that are not disclosed or reserved against in the statements referred to above or in the notes thereto or that are not disclosed herein. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. There has been no material adverse change (including but not limited to any such change occasioned by accident, act of God, war, fire, flood, explosion, strike or other labor dispute, or orders or action by any Governmental Body or public utility) in the operations, business, property, assets, or condition (financial or otherwise) of Borrower since December 31, 1994.

          8.10 OUTSTANDING INDEBTEDNESS. Other than current trade payables, current obligations under real and personal property leases, the Notes, the Subordinated Debt, and Indebtedness of Borrower to be repaid substantially simultaneously with the initial Funding under the Loans (including cash and stock bonuses to be paid to Kevin Hafer, as well as costs and fees incurred by Borrower prior to December 31, 1995), Borrower has no Indebtedness, including but not limited to Indebtedness to Affiliates, that is not listed on Borrower's unaudited financial statements dated November 22, 1995.

          8.11 TAXES. Except as set forth in the Disclosure Schedule, Borrower has duly filed all tax returns and reports required by Applicable Law to be filed; and all taxes, assessments, levies, fees, and other charges of Governmental Bodies upon Borrower or upon its assets that are due and payable have been paid (except as otherwise permitted in this Agreement).

          8.12 LICENSE FEES. Borrower has paid all fees and charges that have become due for any Governmental Approval for its business or has made adequate provisions for any such fees and charges that have accrued.

          8.13 TRADEMARKS, PATENTS, ETC. Attached hereto as EXHIBIT I is a schedule of all trademarks, trade names, service marks, patents, and applications therefor currently held by Borrower or in which it has an interest, e.g., a license. Borrower possesses all necessary trademarks, trade names, service marks, copyrights, patents, patent rights, and licenses to conduct its businesses as now and as proposed to be conducted, without conflict with the rights or claimed rights of others.

          8.14 DISCLOSURE. To the best of Borrower's knowledge, the exhibits hereto, the financial information and statements referred to in SECTION 8.9 herein, any certificate, statement, report or other document furnished to
U. S. Bank by Borrower or any other Person in connection herewith or in connection with any transaction contemplated hereby, and this Agreement, do not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements contained therein or herein not misleading.

          8.15 REGULATIONS U AND X. Borrower does not own and no part of the proceeds hereof will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock. If requested by U. S. Bank, Borrower will furnish to
U. S. Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. No part of the proceeds of the Loans will be used for any purpose that violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

          8.16 NAMES. Neither Borrower nor any of its predecessors operate or do business or during the past five years have operated or done business under a fictitious, trade, or assumed name other than: Apex PC Solutions and Apex Computer Company.

          8.17 CONDITION OF PROPERTY.  Except as otherwise disclosed to
U. S. Bank, Borrower hereby represents and warrants to U. S. Bank that as of the date hereof and continuing hereafter, Borrower's property (both owned and leased) and each portion thereof (a) are not and to the best knowledge of Borrower after due investigation have not been a site for the use, generation, manufacture, storage, disposal, or transportation of any Hazardous Material; (b) are presently in compliance with all Hazardous Materials Laws; and (c) are not being used and to the best knowledge of Borrower after due investigation have not been used in any manner that has resulted in or will result in Hazardous Materials being spilled or disposed of on any adjacent or other property.

          8.18 PENSION PLANS.  No "reportable event" as defined in
Section 4043(b) of Title IV of ERISA has occurred and is continuing with respect to any plan maintained for employees of Borrower or any Affiliate. In addition, each of the plans maintained for the employees of Borrower and its Affiliates are in compliance with the requirements of ERISA, including the minimum funding requirements.


                    ARTICLE IX.  EVENTS OF DEFAULT; REMEDIES

          9.1 EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for the Event of Default, whether it shall relate to one or more of the parties hereto, and whether it shall be voluntary or involuntary or be pursuant to or affected by operation of Applicable Law):

          (a) If Borrower fails to pay the principal of or any installment of interest on either of the Notes, within five days of the date the same becomes due and payable, whether at scheduled maturity, by acceleration, or otherwise; or

          (b) If any Indebtedness of Borrower in excess of $50,000 for money borrowed or credit extended (including,without limitation, the Subordinated
Debt) becomes or is declared due and payable (after any applicable grace period) prior to the stated maturity thereof or is not paid as and when it becomes due and payable, or if any event occurs that constitutes an event of default (after any applicable grace period) under any instrument, agreement, or evidence of Indebtedness relating to any such obligation of Borrower that would allow the holder of such Indebtedness to demand payment thereof; or

          (c) If Borrower fails to pay or perform (after any applicable grace period) any obligation or Indebtedness to others in excess of $50,000 (other than as set forth in SECTION 9.1(B) herein), whether now or hereafter incurred; or

          (d) If any representation or warranty (i) made by Borrower in this Agreement or (ii) made by Borrower or any other Person in any document, certificate, or statement furnished pursuant to this Agreement or in connection herewith, is false or misleading in any material respect; or

          (e) If Borrower fails to observe or perform any term, covenant, or agreement to be performed or observed pursuant to ARTICLE VI and VII herein and Borrower fails to cure the same within the following-described cure periods:

               (i) If Borrower fails to observe or perform any term, covenant, or agreement to be performed or observed pursuant to ARTICLE VI or VII herein and Borrower fails to cure the same within the following-described cure periods:

               (ii)  No cure period:  SECTIONS 6.5, 6.9, 6.16, 7.8, 7.9, 7.10,
     7.12, 7.13, 7.15, 7.16, 7.17, 7.18, and 7.19;

               (iii) Within five days after the occurrence, without notice:
     SECTIONS 6.1, 6.12, 6.14, 7.3, 7.4, 7.5, 7.6, 7.7, and 7.11;

               (iv)  Within five days after written notice from U. S. Bank:
     SECTIONS 6.7, 6.11, 6.15, and 7.1;

               (v)   Within 30 days after the occurrence, without notice:
     SECTIONS 6.2, 6.3, 6.4, 6.6, 6.8, 6.10, 7.2, and 7.14; and

               (vi)  As specified in the Loan Documents referred to in
     SECTION 6.13; or

          (f) If Borrower fails to observe or perform (not otherwise specified in this ARTICLE IX) any term, covenant, or agreement to be performed or observed pursuant to the provisions of this Agreement, the other Loan Documents, or any other agreement incidental hereto and such default is not cured within 30 days, or in the event that the Default is not curable within 30 days, and so long as Borrower is diligently pursuing a cure thereof, within 60 days; or

          (g) If the validity of any of such documents has been disaffirmed by or on behalf of any of the parties thereto other than U. S. Bank and such default is not cured within 30 days; or

          (h) If custody or control of any substantial part of the property of Borrower is assumed by any Governmental Body or if any Governmental Body takes any final action, the effect of which would be to have a material adverse effect on Borrower; or

          (i) If Borrower suspends or discontinues its business, or if Borrower makes an assignment for the benefit of creditors or a composition with creditors, is unable or admits in writing its inability to pay its debts as they mature, files a petition in bankruptcy, becomes insolvent (howsoever such insolvency may be evidenced), is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for the appointment of any receiver, liquidator, or trustee of or for it or any substantial part of its property or assets, commences any proceeding relating to it under any Applicable Law of any jurisdiction whether now or hereafter in effect relating to bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution, or liquidation; or if there is commenced against Borrower any such proceeding that remains undismissed for a period of 60 days or more, or an order, judgment, or decree approving the petition in any such proceeding is entered; or if Borrower by any act or failure to act indicates its consent to, approval of, or acquiescence in, any such proceeding or any appointment of any receiver, liquidator, or trustee of or for it or for any substantial part of its property or assets, suffers any such appointment to continue undischarged or unstayed for a period of 60 days or more, or takes any corporate action for the purpose of effecting any of the foregoing; or if any court of competent jurisdiction assumes jurisdiction with respect to any such proceeding, or if a receiver or a trustee or other officer or representative of a court or of creditors, or if any Governmental Body, under color of legal authority, takes and holds possession of any substantial part of the property or assets of Borrower; or

          (j) If there is any refusal or failure by any Governmental Body to issue, renew, or extend any lease or Governmental Approval with respect to the operation of the business of Borrower, or any denial, forfeiture or revocation by any Governmental Body of any Governmental Approval that could have a material adverse effect on Borrower; or

          (k) If, after the date of this Agreement, any Person or Persons during the terms of the Loans acquire an aggregate 50 percent or more of the outstanding shares of voting stock of Borrower; PROVIDED, HOWEVER, that there shall be excluded from the calculation of the percentage of voting stock acquired, any voting stock acquired by shareholders of Borrower as of the date of this Agreement; or

          (l) If any material adverse change in the business or financial condition of Borrower occurs and in the reasonable opinion of U. S. Bank, such material adverse change will substantially impair Borrower's ability to repay the Loans.

          9.2 ACCELERATION; REMEDIES. Upon the occurrence of any Event of Default or at any time thereafter, if any Event of Default is then continuing,
U. S. Bank may, by written notice to Borrower, declare the entire unpaid principal balance or any portion of the principal balance of all or any of the Notes and interest accrued thereon to be immediately due and payable by the maker thereof; and such principal and interest shall thereupon become and be immediately due and payable, without presentation, demand, protest, notice of protest, or other notice of dishonor of any kind (except as otherwise provided herein), all of which are hereby expressly waived by Borrower. U. S. Bank may proceed to protect and enforce its rights hereunder or realize on any or all security granted pursuant hereto in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. All rights and remedies given by this Agreement, the Notes, and the other Loan Documents are cumulative and not exclusive of any thereof or of any other rights or remedies available to U. S. Bank; no course of dealing between Borrower and
U. S. Bank or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy; and every right and remedy may be exercised from time to time and as often as deemed appropriate by U. S. Bank.

                            ARTICLE X.  MISCELLANEOUS

          10.1 NOTICES. All notices, requests, consents, demands, approvals, and other communications hereunder shall be deemed to have been duly given, made, or served if made in writing and delivered personally, sent via facsimile, or mailed by first class mail, postage prepaid, to the respective parties to this Agreement as follows:

          (a)  If to Borrower:

                Apex PC Solutions, Inc.
                20031 - 142nd Avenue NE
                Woodinville, Washington 98072
                Attention:  Kevin Hafer
                Facsimile No.:  (206) 402-9494

                with copy to:

                Davis Wright Tremaine
                1501 Fourth Avenue, Suite 2600
                Seattle, Washington 98101-1688
                Attention:  Samuel F. Saracino
                Facsimile No.:  (206) 628-7040

          (b)  If to U. S. Bank:

                U. S. Bank of Washington, National Association
                10800 NE Eighth Street, Suite 1000
                Bellevue, Washington  98004
                Attention:  Tony W. Chalfant
                Facsimile No.:  (206) 450-5989

The designation of the persons to be so notified or the address of such persons for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

          10.2 PAYMENT OF EXPENSES. Whether or not the transactions hereby contemplated are consummated, Borrower shall pay on demand all costs and expenses of U. S. Bank incurred in connection with the preparation, negotiation, execution, and delivery of the Loan Documents, as well as any amendments, modifications, consents, or waivers relating thereto, including, without limitation, reasonable attorney fees, appraisal fees, and recording fees. In addition, if there shall occur any Default or Event of Default, U. S. Bank shall be entitled to recover any reasonable costs and expenses incurred in connection with the preservation of rights under, and enforcement of, the Loan Documents, whether or not any lawsuit or arbitration proceeding is commenced, in all such cases, including, without limitation, reasonable attorney fees and costs. Reasonable attorney fees shall include, without limitation, attorney fees and costs incurred in connection with any bankruptcy case or other insolvency proceeding commenced by or against Borrower or any Person granting a security interest in any item of Collateral, including all fees incurred in connection with (a) moving from relief from the automatic stay, to convert or dismiss the case or proceeding, or to appoint a trustee or examiner, or (b) proposing or opposing confirmation of a plan of reorganization or liquidation, in any case without regarding to the identity of the prevailing party.

          10.3 SETOFF. Borrower hereby pledges and gives to U. S. Bank, and any Participant, a lien and security interest in for the amount of all present and future Indebtedness of Borrower to U. S. Bank the balance of any deposit account maintained by Borrower at U. S. Bank or any Participant. During the existence of any Event of Default, Borrower hereby authorizes U. S. Bank or any such Participant at U. S. Bank's sole option, at any time and from time to time, to apply to the payment of all or any portion of the Loans or other Indebtedness of Borrower to U. S. Bank, any deposit balance or balances now or hereafter in the possession of U. S. Bank or such Participant that belong to or are owed to Borrower.

          10.4 NO WAIVER. No failure or delay on the part of U. S. Bank or the holder of any of the Notes in exercising any right, power, or privilege hereunder and no course of dealing between Borrower and U. S. Bank or the holder of any of the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that U. S. Bank or any subsequent holder of any of the Notes would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of
U. S. Bank to any other or further action in any circumstances without notice or demand.

          10.5 ENTIRE AGREEMENT AND AMENDMENTS. This Agreement and the other Loan Documents represent the entire agreement between the parties hereto with respect to the Loans and the transactions contemplated hereunder and, except as expressly provided herein, shall not be affected by reference to any other documents. This Agreement, or any provision hereof, may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

          10.6 BENEFIT OF AGREEMENT. This Agreement is binding upon and inures to the benefit of Borrower and U. S. Bank and their successors and assigns and all subsequent holders of any of the Notes or any portion thereof. Without the prior written consent of Borrower, which consent shall not be unreasonably withheld, U. S. Bank shall not assign rights or participations hereunder or any portion thereof to another Person, except for assignments in connection with any acquisition of U. S. Bank and assignments or participations required by any Governmental Body. Borrower, however, is precluded from assigning any of its respective rights or delegating any of its obligations hereunder or under any of the other agreements between Borrower and U. S. Bank without the prior written consent of U. S. Bank.

          10.7 SEVERABILITY. If any provision of this Agreement or any of the Loan Documents is held invalid under any Applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision, and, to this end, the provisions hereof are severable.

          10.8 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not affect the meaning or construction of any of the provisions hereof.

          10.9 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the state of Washington without regard to the choice of law rules thereof.

          10.10 CONSENT TO JURISDICTION, SERVICE, AND VENUE. For the purpose of enforcing payment of any of the Notes, performance of the obligations under any of the Notes, any arbitration award under the other Loan Documents, or otherwise in connection herewith, Borrower hereby consents to the jurisdiction and venue of the courts of the state of Washington or of any federal court located in such state including but not limited to the Superior Court of Washington for King County and the United States District Court for the Western District of Washington. Borrower hereby waives the right to contest the jurisdiction and venue of courts located in King County, Washington, on the ground of inconvenience or otherwise and waives any right to bring any action or proceeding against U. S. Bank in any court outside King County, Washington. The provisions of this section do not limit or otherwise affect the right of
U. S. Bank to institute and conduct action in any other appropriate manner, jurisdiction, or court.

          10.11     ARBITRATION.

          (a) Either Borrower or U. S. Bank may require that all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to the Loans be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitations that would be applicable if they were litigated.

          (b) This provision is void if the Loans, at the time of the proposed submission to arbitration, are secured by real property located outside of Oregon or Washington or if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair U. S. Bank's ability to realize on any Collateral pursuant to an arbitration ruling favorable to
U. S. Bank.

          (c) If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if either party's Claim is more than $100,000, three neutral arbitrators will decide all issues. All arbitrators will be active Washington State Bar members in good standing. All arbitration hearings will be held in Seattle, Washington. In addition to all other powers, the arbitrator or arbitrators shall have the exclusive right to determine all issues of arbitrability and shall have the authority to issue subpoenas. Judgment on any arbitration award may be entered in any court with jurisdiction.

          (d) If either party institutes any judicial proceeding relating to the Loans, that action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff, (ii) self-help repossession, (iii) judicial or nonjudicial foreclosure against real or personal collateral, (iv) provisional remedies, including injunction, appointment of a receiver, attachment, claim and delivery, and replevin.

          (e) This arbitration clause cannot be modified or waived by either party except in writing, which writing must refer to this arbitration clause and be signed by Borrower and U. S. Bank.

          10.12 COUNTERPARTS. This Agreement and each of the Loan Documents may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument.

          10.13 STATUTORY NOTICE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

          IN WITNESS WHEREOF, Borrower and U. S. Bank have caused this Agreement to be duly executed by the respective, duly authorized signatories as of the date first above written.


                                   APEX PC SOLUTIONS, INC.



                                   By /s/ Kevin J. Hafer
                                      ------------------------------------------

                                   Title President
                                         ---------------------------------------


                                   U. S. BANK OF WASHINGTON,
                                     NATIONAL ASSOCIATION



                                   By /s/ Tony W. Chalfant
                                      ------------------------------------------

                                   Title Vice President
                                         ---------------------------------------

                               SECURITY AGREEMENT


          This security agreement ("Agreement") is made and entered into as of December 28, 1995, by APEX PC SOLUTIONS, INC., a Washington corporation ("Borrower"), for the benefit of U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, a national banking association ("U. S. Bank").

                                R E C I T A L S :

          A. Concurrently with the execution hereof, U. S. Bank and Borrower entered into a credit agreement (together with all supplements, exhibits, and amendments thereto, referred to as the "Credit Agreement"), pursuant to which
U. S. Bank agreed to extend to Borrower credit facilities as more fully described therein (the "Loans").

          B. Borrower wishes to grant to U. S. Bank a security interest in all its assets as security for all the Secured Obligations.

          NOW, THEREFORE, in order for U. S. Bank to make the Loans, Borrower agrees as follows:

                             ARTICLE I.  DEFINITIONS

          Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein. For the purposes of this Agreement, the following terms shall have the following meanings:

          "Account" means any right to payment for goods sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

          "Account Debtor" means the party who is obligated on or under any Account, Chattel Paper, or General Intangible.

          "Assignee Deposit Account" shall have the meaning set forth in
SECTION 5.7 hereof.

          "Chattel Paper" means all interest of Borrower in writings that evidence both a monetary obligation and a security interest in or a lease of specific goods, including any group of writings consisting of both a security agreement or a lease and an Instrument or series of Instruments.

          "Collateral" means all property, real, personal, and mixed, tangible and intangible, wherever located, now owned or hereafter acquired by Borrower, or in which

Borrower has or later obtains an interest, and all products, profits, rents, and proceeds of such property, including but not limited to Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Financial Assets, General Intangibles, Goods, Instruments, Inventory, Investment Property, Trademarks, Software, and Vehicles.

          "Deposit Account" means a demand, time, savings, passbook, or like account maintained with a bank, savings and loan association, credit union, or like organization, other than an account evidenced by a certificate of deposit.

          "Document" means all of Borrower's right, title, and interest in or to any document of title as defined in RCW 62A.1-201 and any receipt of the kind described in RCW 62A.7-201(2).

          "Equipment" means all of Borrower's right, title, and interest in and to Goods that are used or bought for use primarily in business and that are not included within the definition of Inventory, including but not limited to all machinery, equipment, furnishings, fixtures, vehicles, tools, supplies, and other equipment of any kind and nature and all additions, substitutions, and replacements of any of the foregoing, together with all attachments, components, parts, accessories, improvements, upgrades, and accessories installed thereon or affixed thereto.

          "Event of Default" means an occurrence of an Event of Default as defined in the Credit Agreement.

          "Financial Assets" means all of Borrower's right, title, and interest in and to any financial asset as defined in RCW 62A.8-102.

          "General Intangibles" means all personal property (including things in action) other than Goods, Accounts, Chattel Paper, Documents, Financial Assets, Instruments, Investment Property, and money, including but not limited to all Trademarks, Software, insurance proceeds, patents, copyrights, trade names, trade secrets, goodwill, registration, license rights, licenses, permits, corporate and other business records, rights to refunds or indemnification, and all other intangible personal property of Borrower of every kind and nature.

          "Goods" means all things that are movable or that are fixtures, not including money, Documents, Financial Assets, Instruments, Accounts, Chattel Paper, Investment Property, or General Intangibles.

          "Instrument" means any negotiable instrument or other writing that evidences a right to the payment of money and is not itself a security agreement or lease and is of a type that is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

          "Inventory" means all Goods held by Borrower for sale or lease, furnished or to be furnished by Borrower under any contract of service, or held by Borrower as raw materials, work in progress, or materials used or consumed in Borrower's business.

          "Investment Property" means all of Borrower's right, title, and interest in and to any investment property as defined in RCW 62A.9-115.

          "Secured Obligations" means (a) any present or future Indebtedness of Borrower to U. S. Bank, now existing or hereafter created, under the Credit Agreement, the Notes, or the other Loan Documents, including any refinancing, renewal, replacement, extension, amendment, or substitution of such indebtedness, (b) any liability or obligation of Borrower hereunder, and (c) any cost, expense, or liability, including but not limited to reasonable attorney fees, that may be incurred and advances that may be made by U. S. Bank in any way in connection with any of the foregoing or any security therefor.

          "Software" means all of Borrower's computer software in all of its forms and manifestations, including without limitation, all source materials, source codes, object codes, binary forms, source language statements, specifications, disks, tapes, programs, program layouts, formulae, technical information, designs, diagrams, models, flow charts, manufacturing processes, engineering data and techniques, instructions, manuals, patents, copyrights, mask works, trademarks, trade secrets, and other general intangibles and contract rights arising out of or relating thereto.

          "Trademark" means (a) any trademark, trade name, corporate name, company name, business name, fictitious business name, trade style, service mark, logo or other source or business identifier, and the goodwill associated therewith, now existing or hereafter adopted or acquired, any registration or recording thereof, and any application in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or of any state thereof, or any other country or any political subdivision thereof, or otherwise, including but not limited to any thereof referred to in SCHEDULE I hereto, and (b) all renewals thereof.

          "Vehicle" means any car, truck, trailer, construction or earth-moving equipment, or other vehicle covered by a certificate of title of any state, including but not limited to any tires or other appurtenances to any of the foregoing.

                     ARTICLE II.  GRANT OF SECURITY INTEREST

          As security for the payment and satisfaction of the Secured Obligations, Borrower hereby grants to U. S. Bank a continuing security interest in and assigns to U. S. Bank all of Borrower's right, title, and interest in the Collateral and all products, profits, rents, and proceeds thereof.

                       ARTICLE III.  COVENANTS OF BORROWER

          Borrower shall fully perform each of the covenants set forth below.

          3.1  OBLIGATIONS TO PAY.

          (a) Borrower shall pay to U. S. Bank, in timely fashion and in full, all amounts payable by Borrower to U. S. Bank, pursuant to the Credit Agreement, the Notes, and the other Loan Documents; and

          (b) Borrower shall pay and reimburse U. S. Bank for all reasonable expenditures including reasonable attorney fees and legal expenses in connection with the exercise by U. S. Bank of any of its rights or remedies under the Credit Agreement or the other Loan Documents.

          3.2 PERFORMANCE. Borrower shall fully perform in a timely fashion every covenant, agreement, and obligation set forth in the Credit Agreement and the other Loan Documents.

          3.3 FURTHER DOCUMENTATION. At its own expense, Borrower shall execute and deliver any financing statement, any renewal, substitution, or correction thereof, or any other document; shall procure any document; and shall take such further action as U. S. Bank may reasonably require in obtaining the full benefits of this Agreement.

          3.4 FILING FEES. Borrower shall pay all costs of filing any financing, continuation, or termination statement with respect to the security interests granted herein.

          3.5 PLEDGES. Borrower shall deliver and pledge to U. S. Bank, endorsed or accompanied by instruments of assignment or transfer satisfactory to
U. S. Bank, any Instruments, Investment Property, Documents, General Intangibles, or Chattel Paper that U. S. Bank may specify from time to time.

          3.6 MAINTENANCE OF RECORDS. Borrower shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral including but not limited to a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Borrower shall mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted herein. Borrower shall deliver and turn over to U. S. Bank all books and records pertaining to the Collateral at any time after the occurrence and during the continuation of an Event of Default, if so demanded by U. S. Bank.

          3.7 DISPOSITION OF COLLATERAL. Except as allowed in the Credit Agreement and except in the ordinary course of Borrower's business, Borrower shall not sell or transfer any of the Collateral or release, compromise, or settle any obligation or receivable due to Borrower.

          3.8  INDEMNIFICATION.  Borrower agrees to pay, and to indemnify
U. S. Bank and hold U. S. Bank harmless from, all liabilities, costs, and expenses including but not limited to reasonable legal fees and expenses with respect to or resulting from (a) any delay in paying any excise, sales, or other taxes that may be payable or determined to be payable with respect to any of the Collateral, (b) any delay by Borrower in complying with any requirement of law applicable to any of the Collateral, or (c) any of the transactions contemplated by this Agreement. In any suit, proceeding, or action brought by U. S. Bank under any Account to enforce payment of any sum owing thereunder or to enforce any provisions of any Account, Borrower will indemnify U. S. Bank and hold
U. S. Bank harmless from all expense, loss, or damage suffered by reason of any defense, setoff, counterclaim, recoupment, reduction, or liability whatsoever of the Account Debtor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness, or liability at any time owing to or in favor of such Account Debtor or its successors from Borrower.

          3.9 LIMITATIONS ON AMENDMENTS, MODIFICATIONS, TERMINATIONS, WAIVERS, AND EXTENSIONS OF CONTRACTS AND AGREEMENTS GIVING RISE TO ACCOUNTS. Except as allowed in the Credit Agreement, and except in the ordinary course of Borrower's business, Borrower will not (a) amend, modify, terminate, waive, or extend any provision of any agreement giving rise to an Account in any manner that could reasonably be expected to have a material adverse effect on the value of such Account as Collateral or (b) fail to exercise promptly and diligently every material right that it may have under each agreement giving rise to an Account, other than any right of termination.

          3.10 LIMITATIONS ON DISCOUNTS, COMPROMISES, AND EXTENSIONS OF ACCOUNTS. Except as allowed in the Credit Agreement, and except in the ordinary course of Borrower's business, Borrower will not grant any extension of the time of payment of any of the Accounts; compromise, compound, or settle the same for less than the full amount thereof; release, wholly or partially, any Person liable for the payment thereof; or allow any credit or discount whatsoever thereon.

          3.11 FURTHER IDENTIFICATION OF COLLATERAL.  Borrower will furnish to
U. S. Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as U. S. Bank may request, all in reasonable detail.

          3.12 NOTICES. Borrower will advise U. S. Bank promptly in reasonable detail at its address set forth in SECTION 7.9 (a) of any lien (other than liens created hereby or permitted under the Credit Agreement) on or claim asserted against any of the Collateral and (b) of the occurrence of any other event that could reasonably be expected to have a material adverse effect on the Collateral or on the liens created hereunder.

          3.13 CHANGES IN LOCATIONS, NAME, ETC. Borrower will not (a) change the location of its chief executive office/chief place of business from that specified in SECTION 4.10 or remove its books and records from the location specified in SECTION 4.7, (b) permit any of the Inventory or Equipment (excluding Vehicles) to be kept at locations other than those listed on
SCHEDULE II hereto, or (c) change its name, identity, or structure to such an extent that any financing statement filed by U. S. Bank in connection with this Agreement would become seriously misleading, unless it shall have given
U. S. Bank at least ten days' prior written notice thereof.

          3.14 TRADEMARKS.

          (a) Borrower (either itself or through licensees) will (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures, and price lists in order to maintain such Trademark in full force free from any claim of abandonment for nonuse, unless Borrower obtains the prior written consent of
U. S. Bank which consent shall not be withheld unreasonably, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark that is confusingly similar to or a colorable imitation of such Trademark unless U. S. Bank shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

          (b) Borrower will notify U. S. Bank immediately if it knows, or has reason to know, of (i) any application or registration relating to any Trademark material to its business that may become abandoned or dedicated, or (ii) any adverse determination or development (including but not limited to the institution of, or any adverse determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding Borrower's ownership of any material Trademark or its right to register, keep, or maintain the same.

          (c) Whenever Borrower, either by itself or through any agent, employee, licensee, or designee, shall file an application for the registration of any material Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, Borrower shall report such filing to U. S. Bank within five Business Days after the last day of the calendar month in which such filing occurs. Borrower shall execute and deliver to U. S. Bank all agreements, instruments, powers of attorney, documents, and papers that U. S. Bank may request to evidence U. S. Bank's security interest in any Trademark and in the goodwill and general intangibles of Borrower relating to or represented by the Trademark. Borrower hereby constitutes U. S. Bank its attorney-in-fact, such appointment to take effect upon the occurrence and to remain in effect during the continuation of an Event of Default, to execute and file all such writings for the foregoing purposes, with all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, is irrevocable until all Secured Obligations are paid in full.

          (d) Borrower will take all reasonable and necessary steps, including but not limited to all reasonable and necessary steps in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application, to obtain the relevant registration, and to maintain each registration of material Trademarks, including but not limited to filing applications for renewal, affidavits of use, and affidavits of incontestability.

          (e) If any Trademark that is included in the Collateral is infringed, misappropriated, or diluted by a third party, Borrower shall promptly notify
U. S. Bank after it learns thereof and shall take such action as Borrower reasonably deems appropriate under the circumstances to protect such Trademark.

          3.15 VEHICLES. Within 30 days after the date of acquisition of any Vehicle constituting Collateral, the application for certificate of title thereto indicating U. S. Bank's first priority lien on such Vehicle, and any other necessary documentation, shall be filed in each office in each jurisdiction that U. S. Bank deems advisable to perfect its lien on any Vehicle constituting Collateral.

          3.16 SOFTWARE. Borrower agrees to execute and deliver to U. S. Bank from time to time upon U. S. Bank's reasonable request, any and all instruments, documents, financing statements, registration statements, applications for registration, and other documents reasonably deemed necessary by U. S. Bank to perfect or otherwise give constructive notice of its security interest in the Software or any portion thereof, including Software hereafter created or acquired by Borrower. Any such action shall give due recognition to Borrower's interest in preserving the confidentiality of the Software.

          (a) ACCESS TO SOFTWARE. U. S. Bank shall have no access to the Software unless and until there shall occur and be continuing an Event of Default. If there shall occur and be continuing an Event of Default, Borrower shall, at the request of U. S. Bank, assemble and deliver to U. S. Bank the Software, and shall cooperate with
     U. S. Bank in disposing of the same, in realization of its security interest therein. Borrower hereby acknowledges and agrees that any disposition of the Software by U. S. Bank in realization of its security interest therein shall not be subject to any licenses or restrictions, other than those licenses or other rights of third parties to use, modify, and distribute the Software heretofore granted by Borrower, and those licenses and other rights that Borrower may grant in the future in the ordinary course of business or pursuant to the Credit Agreement. U. S. Bank and any other third party claiming through U. S. Bank shall take the Software subject to the rights of parties other than Borrower arising out of such licenses and other rights.

          (b) NEGATIVE COVENANT. Borrower covenants and agrees that so long as it is indebted to U. S. Bank, Borrower shall not, without the prior written consent of U. S. Bank, sell, license, assign, or otherwise convey or encumber the Software to any person or entity provided that Borrower may license the use, modification, and distribution of the Software in the ordinary course of Borrower's business.

          3.17 INSURANCE. Borrower agrees to insure the Collateral against all hazards in form and amount reasonably satisfactory to U. S. Bank. If Borrower fails to obtain such insurance, U. S. Bank shall have the right, but not the obligation, to obtain either insurance covering both Borrower's and U. S. Bank's interest in the Collateral, or insurance covering only U. S. Bank's interest in the Collateral. Borrower agrees to pay any premium charged for such insurance. This amount may be added to the outstanding balance of the Loans, and interest thereon shall be charged at the rate specified in any applicable loan document, or U. S. Bank may demand immediate payment. Any unpaid insurance premium advanced by U. S. Bank shall be secured under the terms of this Agreement.
U. S. Bank will have no liability whatsoever for any loss which may occur by reason of the omission or lack of coverage of any such insurance. Borrower hereby assigns to U. S. Bank the right to receive proceeds of such insurance to the full amount of the Secured Obligations and hereby directs any insurer to pay all proceeds directly to U. S. Bank, and authorizes U. S. Bank to endorse any draft. In U. S. Bank's sole discretion, U. S. Bank may apply any insurance proceeds either toward repair of the property or reduction of the balance of the Secured Obligations.

          3.18 COPY OF FINANCING STATEMENT. Borrower agrees that a carbon, photographic, or other reproduction of a financing statement or this Agreement is sufficient as a financing statement.

                   ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

          Borrower hereby makes the following representations and warranties:

          4.1 TITLE TO COLLATERAL. Except as set forth in the Credit Agreement, Borrower has good and marketable title to all the Collateral, free and clear of all liens excepting only the security interests created pursuant to this Agreement or permitted pursuant to the Credit Agreement.

          4.2 NO IMPAIRMENT OF COLLATERAL. None of the Collateral shall be impaired or jeopardized because of the security interest herein granted, except to the extent the granting of a security interest is prohibited, or consent to or notice regarding the granting of a security interest is required, as set forth in the Credit Agreement.

          4.3 OTHER AGREEMENTS. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof will not result in the material breach of any of the terms, conditions, or provisions of, or constitute a material default under, or conflict with, or cause any acceleration of any obligation under any (a) Applicable Law or (b) agreement or other instrument to which Borrower is a party or by which Borrower is bound, except to the extent the granting of a security interest is prohibited, or consent to or notice regarding the granting of a security interest is required, as set forth in the Credit Agreement.

          4.4 NO APPROVALS. No Governmental Approvals of any nature are required in connection with the security interests herein granted.

          4.5  AUTHORITY.  Borrower has full power and authority to assign to
U. S. Bank and to grant to U. S. Bank a security interest in the Collateral.

          4.6 LOCATION OF RECORDS. The address of the office where the books and records of Borrower are kept concerning the Collateral is set forth on
SCHEDULE II.

          4.7 LOCATION OF COLLATERAL. The locations of all Inventory and Equipment of Borrower are described on SCHEDULE II.

          4.8 NAME. Borrower conducts its business only under the names "Apex PC Solutions, Inc." and "Apex Computer Company."

          4.9 ACCOUNTS. The amount represented by Borrower to U. S. Bank from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts will at such time be the correct amount actually owing by such Account Debtor or Debtors thereunder. No material amount payable to Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to U. S. Bank.

          4.10 CHIEF EXECUTIVE OFFICE. Borrower's chief executive office and chief place of business is located at the address set forth on SCHEDULE II.

          4.11 TRADEMARKS. SCHEDULE I hereto includes all Trademarks owned by Borrower in its own name as of the date hereof. To the best of Borrower's knowledge, each such Trademark is valid, subsisting, unexpired, and enforceable and has not been abandoned. Except as set forth in SCHEDULE I or the Credit Agreement, none of such Trademarks is the subject of any licensing or franchise agreement. No holding, decision, or judgment that would limit, cancel, or question the validity of any such Trademark has been rendered by any Governmental Body. No action or proceeding is pending that (a) seeks to limit, cancel, or question the validity of any such Trademark or (b) would, if adversely determined, have a material adverse effect on the value of any Trademark.

          4.12 VEHICLES. SCHEDULE III is a complete and correct list of all Vehicles owned by Borrower on the date hereof that constitute Collateral hereunder. Borrower shall deliver to U. S. Bank the original certificate of title for each Vehicle on the date hereof.

Each certificate of title shall thereafter indicate U. S. Bank's first priority lien on the Vehicle covered by such certificate. Borrower shall execute and deliver to U. S. Bank any and all agreements, instruments, documents, powers of attorney, and papers that U. S. Bank may request to evidence and perfect
U. S. Bank's security interest in any Vehicle.  Borrower hereby constitutes
U. S. Bank its attorney-in-fact, such appointment to take effect upon the occurrence and to remain in effect during the continuation of an Event of Default, to execute and file all such writings for the foregoing purposes, with all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, is irrevocable until all Secured Obligations are paid in full.

                  ARTICLE V.  U. S. BANK'S RIGHTS WITH RESPECT
                                TO THE COLLATERAL

          5.1 NO DUTY ON U. S. BANK'S PART. U. S. Bank shall not be required (except at its option upon the occurrence and during the continuation of any Event of Default) to realize upon any Accounts, Financial Assets, Instruments, Investment Property, Chattel Paper, or General Intangibles; collect the principal, interest, or payment due thereon, exercise any rights or options of Borrower pertaining thereto; make presentment, demand, or protest; give notice of protest, nonacceptance, or nonpayment; or do any other thing for the protection, enforcement, or collection of such Collateral. The powers conferred on U. S. Bank hereunder are solely to protect U. S. Bank's interests in the Collateral and shall not impose any duty upon U. S. Bank to exercise any such powers. U. S. Bank shall be accountable only for amounts that U. S. Bank actually receives as a result of the exercise of such powers; and neither
U. S. Bank nor any of its officers, directors, employees, or agents shall be responsible to Borrower for any act or failure to act hereunder, except for willful misconduct or gross negligence.

          5.2 NEGOTIATIONS WITH ACCOUNT DEBTORS. Upon the occurrence and during the continuation of any Event of Default, U. S. Bank may, in its sole discretion, extend or consent to the extension of the time of payment or maturity of any Instruments, Accounts, Chattel Paper, or General Intangibles.

          5.3 RIGHT TO ASSIGN. Except as otherwise provided in the Credit Agreement, U. S. Bank may assign or transfer the whole or any part of the Secured Obligations and may transfer therewith as collateral security the whole or any part of the Collateral; and all obligations, rights, powers, and privileges herein provided shall inure to the benefit of the assignee and shall bind the successors and assigns of the parties hereto.

          5.4  DUTIES REGARDING COLLATERAL.  Except as otherwise set forth in
SECTION 5.1, beyond the safe custody of the Collateral, U. S. Bank shall not have any duty as to any Collateral in its possession or control, or as to any preservation of any rights of or against other parties.

          5.5 COLLECTION FROM ACCOUNT DEBTORS. Upon the occurrence and during the continuation of any Event of Default, Borrower shall, upon demand by
U. S. Bank (and without any grace or cure period), notify all Account Debtors to make payment to U. S. Bank of any amounts due or to become due. Upon the occurrence and during the continuation of an Event of Default, Borrower authorizes U. S. Bank to contact the Account Debtors for the purpose of having all or any of them pay their obligations directly to U. S. Bank. Upon the occurrence and during the continuation of an Event of Default, Borrower shall enforce collection of any indebtedness owed to it by Account Debtors.

          5.6 INSPECTION. U. S. Bank and its designees, from time to time at reasonable times and intervals, may inspect the Equipment and Inventory and inspect, audit, and make copies of and extracts from all records and all other papers in the possession of Borrower.

          5.7 ASSIGNEE DEPOSIT ACCOUNT. Upon demand by U. S. Bank after the occurrence and during the continuation of an Event of Default, Borrower will transmit and deliver to U. S. Bank, in the form received, immediately after receipt, all cash, checks, drafts, Chattel Paper, Instruments, or other writings for the payment of money including Investment Property (properly endorsed, where required, so that the items may be collected by U. S. Bank) that may be received by Borrower at any time. All items or amounts that are delivered by Borrower to
U. S. Bank, or collected by U. S. Bank from the Account Debtors, shall be deposited to the credit of a Deposit Account ("Assignee Deposit Account") of Borrower with U. S. Bank, as security for the payment of the Secured Obligations. Borrower shall have no right to withdraw any funds deposited in the Assignee Deposit Account. U. S. Bank may, from time to time in its discretion, and shall, upon the request of Borrower made not more than twice in any week, apply all or any of the balance, representing collected funds, in the Assignee Deposit Account, to payment of the Secured Obligations, whether or not then due, in such order of application, not inconsistent with the terms of the Credit Agreement and this Agreement, as U. S. Bank may determine; and U. S. Bank may, from time to time in its discretion, release all or any of such balance to Borrower.

                  ARTICLE VI.  U. S. BANK'S RIGHTS AND REMEDIES

          6.1 GENERAL. Upon the occurrence of any Event of Default, U. S. Bank may exercise its rights and remedies in the Credit Agreement and in any other Loan Documents and any other rights and remedies at law and in equity, simultaneously or consecutively, all of which rights and remedies shall be cumulative. The choice of one or more rights or remedies shall not be construed as a waiver or election barring other rights and remedies. Borrower hereby acknowledges and agrees that U. S. Bank is not required to exercise all rights and remedies available to it equally with respect to all the Collateral and that
U. S. Bank may select less than all the Collateral with respect to which the rights and remedies as determined by U. S. Bank may be exercised.

          6.2 NOTICE OF SALE; DUTY TO ASSEMBLE COLLATERAL. In addition to or in conjunction with the rights and remedies referred to in SECTION 6.1 hereof:

          (a) Written notice mailed to Borrower at the address designated herein ten days or more prior to the date of public or private sale of any of the Collateral shall constitute reasonable notice.

          (b) If U. S. Bank requests, Borrower will assemble the Collateral and make it available to U. S. Bank at places that U. S. Bank shall reasonably select, whether on Borrower's premises or elsewhere.

                        ARTICLE VII.  GENERAL PROVISIONS

          7.1 ENTIRE AGREEMENT. This Agreement, together with the Credit Agreement and the other Loan Documents, sets forth all the promises, covenants, agreements, conditions, and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein. This Agreement may not be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge, or termination is sought.

          7.2 INVALIDITY. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereunder, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

          7.3  NONWAIVER AND NONEXCLUSIVE RIGHTS AND REMEDIES.

          (a)  No right or remedy herein conferred upon or reserved to
U. S. Bank is intended to be to the exclusion of any other right or remedy, but each and every such right or remedy shall be cumulative and shall be in addition to every other right or remedy given hereunder and now or hereafter existing at law or in equity.

          (b) No delay or omission by U. S. Bank in exercising any right or remedy accruing upon an Event of Default shall impair any such right or remedy, or shall be construed to be a waiver of any such Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

          7.4 TERMINATION OF SECURITY INTEREST. When all the Secured Obligations have been paid in full, the security interest provided herein shall terminate and U. S. Bank shall return to Borrower all Collateral then held by
U. S. Bank, if any, and upon written request of Borrower, shall execute, in form for filing, termination statements of the security interests herein granted. Thereafter, no party hereto shall have any further rights or obligations hereunder.

          7.5 SUCCESSORS AND ASSIGNS. All rights of U. S. Bank hereunder shall inure to the benefit of its successors and assigns, and all obligations of Borrower shall be binding upon its successors and assigns.

          7.6  U. S. BANK'S APPOINTMENT AS ATTORNEY-IN-FACT.

          (a) Borrower hereby irrevocably constitutes and appoints U. S. Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in U. S. Bank's discretion, for the purpose of carrying out the terms of this Agreement, upon the occurrence and during the continuation of an Event of Default, to take any and all appropriate action, and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement; and without limiting the generality of the foregoing, Borrower hereby gives U. S. Bank the power and right, on behalf of Borrower, without consent by or notice to Borrower, to do the following:

          (i) upon the occurrence and during the continuation of an Event of Default, to transfer to U. S. Bank or to any other person all or any of said Collateral, to endorse any Instruments pledged to
     U. S. Bank, and to fill in blanks in any transfers of Collateral, powers of attorney, or other documents delivered to U. S. Bank;

          (ii) upon the occurrence and during the continuation of an Event of Default, to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement, and to pay all or any part of the premiums therefor and the costs thereof;

         (iii) upon the occurrence and during the continuation of any Event of Default (A) to take possession of, endorse, and collect any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due under any Account, Instrument, or General Intangible or with respect to any other Collateral and (B) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by
     U. S. Bank for the purpose of collecting all such moneys due under any Account, Financial Assets, Instrument, Investment Property, or General Intangible or with respect to any other Collateral whenever payable; and

          (iv) upon the occurrence and during the continuation of any Event of Default (A) to direct any party liable for any payment under any of the

     Collateral to make payment of all moneys due or to become due thereunder directly to U. S. Bank or as U. S. Bank shall direct; (B) to ask for, demand, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices, and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described in clause (E) above and, in connection therewith, to give such discharge or releases as U. S. Bank may deem appropriate; (G) to assign any Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such terms or terms, on such conditions, and in such manner as U. S. Bank shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge, and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though U. S. Bank were the absolute owner thereof for all purposes; and to do, at U. S. Bank's option and Borrower's expense, at any time or from time to time, all acts and things that U. S. Bank deems necessary to protect, preserve or realize upon the Collateral and U. S. Bank's liens thereon and to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

          (b) Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (c) Borrower also authorizes U. S. Bank, at any time and from time to time, to execute, in connection with the sale provided for in ARTICLE VI hereof, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

          (d) The powers conferred on U. S. Bank hereunder are solely to protect U. S. Bank's interests in the Collateral and shall not impose any duty upon U. S. Bank to exercise any such powers. U. S. Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, or agents shall be responsible to Borrower for any act or failure to act hereunder, except for willful misconduct or gross negligence.

          7.7 PERFORMANCE BY U. S. BANK OF BORROWER'S OBLIGATIONS. If Borrower fails to perform or comply with any of its agreements contained herein and
U. S. Bank, as
provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expense of
U. S. Bank incurred in connection with such performance or compliance, together with interest thereon at the rate provided for in the Credit Agreement upon the occurrence of an Event of Default, shall be payable by Borrower to U. S. Bank on demand and shall constitute Secured Obligations.

          7.8 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the state of Washington, without regard to the choice of law rules thereof.

          7.9 NOTICES. All notices, requests, consents, demands, approvals, and other communications hereunder shall be deemed to have been duly given, made, or served if in writing and when delivered personally, or sent via facsimile, or mailed by first class mail, postage prepaid, to the respective parties to this Agreement as follows:

          (a)  If to U. S. Bank:

                     U. S. Bank of Washington,
                        National Association
                     10800 N.E. Eighth Street, Suite 1000
                     Bellevue, Washington 98004
                     Attn:  Tony W. Chalfant, Vice President
                     Facsimile number (206) 450-5989

          (b)  If to Borrower:

                     Apex PC Solutions, Inc.
                     20031 142nd Avenue N.E.
                     Woodinville, Washington 98072
                     Attn:  Kevin Hafer, President
                     Facsimile number (206) 402-9494

                     with a copy to:

                     Davis Wright Tremaine
                     1501 Fourth Avenue, Suite 2600
                     Seattle, Washington 98101-1688
                     Attn:  Samuel F. Saracino
                     Facsimile number (206) 628-7040


The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

          7.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Borrower and U. S. Bank have caused these presents to be duly executed by their respective duly authorized signatories as of the day and year first above written.

                                        APEX PC SOLUTIONS, INC.



                                        By  /s/ Kevin Hafer
                                            ------------------------------------
                                            Kevin Hafer, President


ACCEPTED BY:                            U. S. BANK OF WASHINGTON,
                                           NATIONAL ASSOCIATION



                                        By  /s/ Tony W. Chalfant
                                            ------------------------------------
                                            Tony W. Chalfant, Vice President

                                   SCHEDULE I

                                   TRADEMARKS


Marks published:

      switchback sn:  74/621,260 pub date:  9/12/95

      viewpoint sn:  74/621,261 pub date:  9/12/95

Marks filed:

      vista 11/13/95  sn:  75/017990

      outlook 11/13/95  sn:  75/018077

      oscar 11/13/95  sn:  75/018078

Patents applied for:

      Computer Inconnection System sn: 08/519,193 filed: 8/25/95 (includes oscar)

                                   SCHEDULE II


Address of
chief executive office:

      20031 142nd Avenue N.E.
      Woodinville, Washington 98072



Address of Office where
books and records are kept:

      20031 142nd Avenue N.E.
      Woodinville, Washington 98072



Addresses of locations of
collateral:

      20031 142nd Avenue N.E.
      Woodinville, Washington 98072

                                  SCHEDULE III

                                    VEHICLES




None, except forklift leased pursuant to Safeline lease described in the Credit Agreement.

                                    TERM NOTE


$6,000,000                                                     December 28, 1995


          For value received, the undersigned, APEX PC SOLUTIONS, INC., a Washington corporation ("Borrower"), promises to pay to the order of U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION ("U. S. Bank"), at its principal place of business, 10800 N.E. Eighth Street, Bellevue, Washington 98004, or such other place or places as the holder hereof may designate in writing, the principal sum of Six Million Dollars ($6,000,000) or so much thereof as advanced by U. S. Bank in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain credit agreement of even date herewith by and between Borrower and U. S. Bank (together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on December 31, 2002.

          Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by U. S. Bank. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by U. S. Bank with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

          This Note is the Term Note referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                            APEX PC SOLUTIONS, INC.



                                            By /s/ Kevin Hafer
                                               ---------------------------------
                                               Kevin Hafer, President

                                 REVOLVING NOTE


$3,000,000                                                     December 28, 1995


          For value received, the undersigned, APEX PC SOLUTIONS, INC., a Washington corporation ("Borrower"), promises to pay to the order of U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION ("U. S. Bank"), at its principal place of business, 10800 N.E. Eighth Street, Bellevue, Washington 98004, or such other place or places as the holder hereof may designate in writing, the principal sum of Three Million Dollars ($3,000,000) or so much thereof as advanced by
U. S. Bank in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain credit agreement of even date herewith by and between Borrower and U. S. Bank (together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on January 15, 1997.

          Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by U. S. Bank. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by U. S. Bank with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

          This Note is the Revolving Note referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any Collateral and any conditions to making advances hereunder. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                            APEX PC SOLUTIONS, INC.



                                            By /s/ Kevin Hafer
                                               ---------------------------------
                                               Kevin Hafer, President

                                    EXHIBIT C


                               Prepayment Formula


                Borrower may prepay the principal balance of the Loans in whole or in part by paying, in addition to the principal payment, accrued interest and any other sums due U. S. Bank at the time of prepayment, a yield maintenance charge ("YMC") as determined by the following formula and if YMC is greater than zero:

               YMC = p x (i - y) x f

Where:

p =       the prepaid principal amount.

i =       the current interest rate.

y = the most current yield rate ("Yield Rate") on the U.S. Treasury Security, with a term most closely matching the remaining term from the date of prepayment to the end of the Yield Maintenance Period, as reported under the heading "Week Ending" ("Auction average" for 3 or 6-month Treasury Bills) in the most currently available Federal Reserve statistical release H.15(519) of the Board of Governors of the Federal Reserve System.

n = the number of months, and any fraction thereof remaining, between the prepayment date and the end of the Yield Maintenance Period.

                                            (-n)
f =       present value factor = 1 - (1 + y)    .
                                 -----------
                                      y

               "Yield Maintenance Period" means the time period from the date of prepayment to the end of the applicable Interest Period.

               If Borrower shall submit a payment amount in excess of the principal, interest, and other amounts due U. S. Bank, the allocation of principal and YMC shall be calculated based on the following formula:

                        a = p + YMC

Where:

a =       the excess amount to be applied.

p =       the prepaid principal amount =                  a        .
                                                 ------------------
                                                 f x (i - y) + 1

YMC =     a - p.


f, i, and y have the same meaning as stated above.

               Any partial prepayment of the outstanding balance shall not extend the due date of any subsequent monthly installments or change the amount of such installments, unless U. S. Bank shall otherwise agree in writing.

               Borrower shall pay the YMC due under the Credit Agreement whether the prepayment is voluntary or involuntary (in connection with U. S. Bank's acceleration of the unpaid principal balance of the Loans). Notwithstanding any other provision herein to the contrary, Borrower shall not be required to pay any YMC in connection with any prepayment occurring as a result of the application of insurance proceeds or condemnation awards under U. S. Bank's deeds of trust.

               Should the Federal Reserve statistical release H.15(519) not be available or discontinued, U. S. Bank shall choose another source or comparable data in its sole and absolute discretion.

               U. S. Bank's determination of the Yield Rate, date of H.15 report, Yield Maintenance Period and calculation of the formulas contained herein shall be conclusive absent manifest error.


                                      - 2 -